Exhibit T3C



          INDENTURE dated as of _________ __, 1998 between REEVES, INC., a Delaware corporation (the "Company"), THE HYPOTHECATORS (as defined herein), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 13% Senior Notes due November 15,
2004 (the "Notes"):


                         ARTICLE I

               DEFINITIONS AND INCORPORATION
                         BY REFERENCE

          Section 1.1    Definitions.

          "Accountants' Certificate" means a certificate from a firm of independent certified public accountants of national standing designated by the Company.

          "Accrued Interest Notes" means any Notes issued in payment of accrued interest on the Notes pursuant to the second paragraph of Section 2 of the Notes and the last paragraph of
Section 2.1 of this Indenture, as the same may be amended or supplemented from time to time in accordance with their terms.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged with the Company or one of its Subsidiaries) or assumed in connection with the acquisition of assets from any such Person and not incurred in connection with, or in the contemplation of, such Person becoming a Subsidiary or such acquisition.

          "Additional Interest Calculation Date" means November
15, 1997.

          "Adjusted Net Income" means Consolidated Net Income plus (i) the amount of income taxes deducted in determining Consolidated Net Income to the extent such taxes were not actually paid as the result of the utilization of net operating loss carryforwards and (ii) amortization expense deducted in determining Consolidated Net Income to the extent such amortization expense relates to the amortization of goodwill created in connection with the Consensual Plan.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent or co-registrar of the Notes.

          "Arrangement Fee Note" means the $500,000 aggregate principal amount RII Note issued to Oaktree Capital Management
LLC pursuant to the Consensual Plan.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

          "Asset Sale" means any direct or indirect sale, lease, transfer or other disposition or series of related sales, leases, transfers or other dispositions, including, without limitation, by merger or consolidation, made by the Company or any of its Subsidiaries (whether pursuant to any sale and leaseback transaction (other than to the extent included in clause (vii) of the definition of Permitted Indebtedness), by exchange of assets or otherwise and whether by operation of law or otherwise,) to any Person other than the Company or one of its Wholly Owned Subsidiaries, in one transaction or a series of related transactions, of any assets of the Company or any of its Subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by the Company or any of its Subsidiaries (including by way of issuance of Capital Stock of such Subsidiary); provided, however, that an "Asset Sale" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale by Reeves Brothers, Inc. of the ATG Assets or (iii) a "like-kind exchange" of an asset in exchange for an asset of a third party, so long as, in the judgment of the Company's Board of Directors, the asset received by the Company or such Subsidiary in such exchange (x) has a Fair Market Value at least equal to the Fair Market Value of the asset transferred by the Company or such Subsidiary and (y) is usable in a Related Business to at least the same extent as the asset transferred by the Company or such Subsidiary.

          "ATG Assets" means the assets of the Apparel Textile
Group division of Reeves Brothers, Inc. a wholly-owned subsidiary of RII as of the date hereof.

          "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the greater of (a) the Fair Market Value of the property subject to such transaction and (b) the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Authorized Denominations" shall mean denominations of $1,000, or integral multiples thereof, except in the case of Accrued Interest Notes, in which case Authorized Denominations shall mean any denomination.

          "Bank Revolving Credit Facility" means that certain Credit Agreement dated as of November 6, 1997 (as amended, modified or supplemented from time to time) together with all other "Loan Documents" (as defined therein) among RII, Reeves Brothers, Inc., the other "Credit Parties" and "Lenders" (each as defined therein) now or hereafter parties thereto and General Electric Capital Corporation, as agent, and any agreement governing Indebtedness incurred to refinance or refund the borrowings and commitments then outstanding or permitted to be outstanding under the Bank Revolving Credit Facility.

          "Bankruptcy Code" means Title 11 U.S. Code, as amended.

          "Bankruptcy Law" means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors of the Company.

          "Business Day" means any day other than a Legal
Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all Preferred Stock, and any warrants, options or rights to purchase any of the foregoing.

          "Cash Equivalents" means (i) securities issued directly or fully Guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) certificates of deposit and Eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million or domestic branch office or agency of a foreign commercial bank of recognized international standing having capital and surplus in excess of $500 million and, in either case, whose long-term debt is rated at least "A" by either Standard and Poor's Corporation (or any successor thereto) or Moody's Investors Service, Inc. (or any successor thereto), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) any security maturing not more than one (1) year after the date of acquisition, backed by standby or direct-pay letters of credit issued by a bank meeting the qualifications described in clause
(ii) above, (v) any security maturing not more than one (1) year after the date of acquisition, issued directly or fully Guaranteed or insured by any state, commonwealth or territory of the United States, or by any political subdivision thereof, and rated at least "A" by either Standard and Poor's Corporation (or any successor thereto) or Moody's Investors Service, Inc. (or any successor thereto), (vii) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. (or any successor thereto) or Standard and Poor's Corporation (or any successor thereto) and in each case maturing within one (1) year after the date of acquisition and (viii) investments in money market funds including those managed by the Trustee or an Affiliate thereof, which invest substantially all their assets in securities of the types described in clauses (i) through (vii) above.

          "Change of Control" means (i) any sale, lease or other transfer of all or substantially all of the assets of the Company to any Person (other than a Wholly Owned Subsidiary of the Company) in one transaction or a series of related transactions;
(ii) any consolidation or merger of the Company with another Person pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) no Disqualified Stock is issued and (b) holders of Voting Stock of the Company immediately prior to such transaction beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture), directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation of such merger or consolidation outstanding immediately after such transaction;
(iii) a Person or group (other than any Permitted Holder) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture) of Voting Stock of the Company representing more than 50% of the voting power of all Voting Stock of the Company then outstanding; provided, however, that this clause (iii) shall not be applicable by reason of any issuance or transfer of Common Stock pursuant to
Section 4.20 hereof; (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; provided, however, that this clause (iv) shall not be applicable if the Continuing Directors do not constitute at least a majority of the Board of Directors as a result of the election of directors nominated by any of the Permitted Holders; (v) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company or (vi) RII is no longer 100% owned by the Company and Wholly-Owned Subsidiaries of the Company.

          "Class A Common Stock" means the shares of Class A Common Stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class A Common Stock.

          "Class B Common Stock" means the shares of Class B Common Stock, $.01 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Class B Common Stock. For purposes of this definition, Class B Common Stock shall include Retained Class A Shares.

          "Class B Voting Trustee" means the trustee under the Voting Trust Agreement.

          "Commodity Agreement" means any commodity purchase agreement, commodity swap agreement or other similar agreement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in commodity values.

          "Common Stock" means the Class A Common Stock and Class
B Common Stock, collectively.

          "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

          "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or any of its Vice Presidents, and by its Chief
Financial Officer, Treasurer, any of its Assistant Treasurers, its Secretary or any of its Assistant Secretaries and delivered to the Trustee.

          "Consensual Plan" means the Amended Joint Plan of
Reorganization dated as of January 12, 1998, adopted with respect to the Company and RII, as the same may be amended or modified from time to time.

          "Consolidated Cash Flow" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum (without duplication) for such period of Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, each of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization Expense, (iii) Consolidated Fixed Charges and (iv) all other non-cash items deducted from net revenue in determining Consolidated Net Income for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

          "Consolidated Depreciation and Amortization Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the depreciation and amortization expense (including, without limitation, amortization of goodwill, other intangibles, debt discount and debt issue costs) of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for the Company and its Subsidiaries, for any period, the sum (without duplication) of (i) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (including any non-cash interest payments or accruals, the interest portion of Capital Lease Obligations, all amortization of debt discount (including amortization of fees), net costs pursuant to Interest Rate Agreements, Currency Agreements and Commodity Agreements (including amortization of fees) and the interest component of any deferred payment obligation) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding (to the extent otherwise included) the amortization or write off of any deferred financing costs relating to the Old Notes and incurred in connection with the Restructuring Agreement and the transactions contemplated thereby, (ii) one-third of the rental expense attributable to operating leases and (iii) dividends in respect of Preferred Stock and Disqualified Stock.

          "Consolidated Income Tax Expense" of the Company and its Subsidiaries means, for any period for which the determination thereof is to be made, the aggregate of the income tax expense of the Company and such Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary thereof,
(ii) the Net Income of any Subsidiary that is subject to any Payment Restriction shall be included in Consolidated Net Income to the extent of the amount of dividends or distributions that could have been paid in cash to the Person whose Consolidated Net Income is being determined or a Wholly Owned Subsidiary of such Person (to the extent such Wholly Owned Subsidiary is not subject to any Payment Restriction), (iii) the Net Income of any Person acquired by the Person whose Consolidated Net Income is being determined or a Subsidiary thereof in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write- ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidation Event" means the entry by a court of competent jurisdiction, in connection with an event described in
Section 11.2, of an order (which order shall not have been vacated upon rehearing or appeal) which provides for (a) the substantive consolidation of the Company and RII or any of its Subsidiaries or affiliates, (b) that the Company and RII or any of its Subsidiaries or affiliates are alter egos, or (c) otherwise finding that the assets and liabilities of the Company should be consolidated or merged with the assets and liabilities of RII or any of its Subsidiaries or affiliates. The provisions of this Indenture relating to Consolidation Events are for protective and precautionary purposes only and do not indicate that any of the parties hereto believe that any Consolidation Event will or should occur.

          "Consulting Agreements" means the consulting agreements dated as of October 17, 1997 and those certain letter agreements dated as of October 17, 1997 referred to in such consulting agreements, between James W. Hart, James W. Hart, Jr., and
Douglas B. Hart, respectively, and Reeves, S.p.A.

          "Continuing Directors" means, with respect to the Company, a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give written notice to the Company.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy
Law.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust
Company or another Person designated as Depository by the Company
(or any successor thereto), which Person must be a clearing agency registered under the Exchange Act.

          "Disqualified Stock" means any Capital Stock of the Company or any Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, or which is exchangeable or convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into debt securities of the Company or any Subsidiary of the Company, except to the extent and only to the extent that such exchange or conversion rights cannot occur prior to the maturity date of the Notes.

          "Employment Agreement Guarantees" means the guaranty by The Reeves Company LLC of the Employment Agreements, a copy of which is included in the Supplement to the Consensual Plan.

          "Employment Agreements" means the employment agreements dated as of November 18, 1997 and those two certain letter agreements referred to in section 17 of such employment agreements, between James W. Hart, James W. Hart, Jr., and
Douglas B. Hart, respectively, and Reeves Brothers, Inc.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, other than the Bank Revolving Credit Facility, until such Indebtedness is repaid.

          "Fair Market Value" means with respect to any asset, property or Capital Stock, the price which could be negotiated in an arm's-length, free market transaction between a willing and knowledgeable seller and a willing and knowledgeable buyer, neither of whom is under undue pressure or compulsion to complete the transaction. "Fair Market Value" shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee.

          "Fenchurch Tax Sharing Note" means the $1,250,000
aggregate principal amount 13% Senior Note due November 15, 2004 issued to Fenchurch, Inc. on the terms summarized in the Consensual Plan.

          "Fixed Charge Coverage Ratio" means, for any Person, for any period, such Person's ratio of Consolidated Cash Flow to Consolidated Fixed Charges for such period; provided, however, that (i) if the Company or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, Consolidated Cash Flow and Consolidated Fixed Charges for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Sale, the Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative), directly attributable thereto for such period and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Sale for such period (or, if the equity interests of any Subsidiary are sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Subsidiary to the extent that none of the Company or any of its Subsidiaries will have any obligation with respect to such Indebtedness after such sale),
(iv) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Asset Acquisition, including any Asset Acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, Consolidated Cash Flow and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Asset Acquisition occurred on the first day of such period and
(v) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Sale or Asset Acquisition that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Subsidiary during such period, Consolidated Cash Flow and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale or Asset Acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the chief financial officer of the Company and accompanied by a report of the Company's independent public accountants stating that such calculations were made in compliance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner
(including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other liabilities.

          "Hart Associate" means (a) each of, and any member of the immediate family of any of, James W. Hart, James W. Hart, Jr., Douglas B. Hart or Jennifer Fray (all of such individuals and such members of their immediate families are collectively referred to as the "Harts"), (b) any corporation or organization (other than the Company or any of its subsidiaries) of which a Hart is an executive officer or partner or of which a Hart is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or (c) any trust or other estate in which a Hart has a beneficial interest or as to which a Hart serves as trustee or in a similar capacity. For the purposes of this definition, a Person's "immediate family" includes that Person's spouse, parents, children, siblings, mothers and fathers-in-law, daughters and sons-in- law and brothers and sisters-in-law.

          "Holder" or "Noteholder" means a registered owner of the Notes as reflected on the books of the Company.

          "Hypothecators" means James W. Hart, James W. Hart,
Jr., Douglas B. Hart and Jennifer Fray.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee (including the Guarantee of the Indebtedness of a Subsidiary or other Affiliate) or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence", "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided, that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness; provided, further that (a) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred or issued for purposes of Section 4.11, as the case may be, by such Subsidiary at the time it becomes a Subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed or the Weighted Average Life to Maturity thereof, (iii) if such Indebtedness is subordinated to the Notes, modify or affect, in any manner adverse to the Holders, such subordination, (iv) if the Company is the obligor thereon, provide that a Subsidiary of the Company not already an obligor thereon shall be an obligor thereon or (v) violate, or cause the Indebtedness to violate, the provisions of
Section 4.12 or 4.13.

          "Indebtedness" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or (c) for the payment of money relating to a Capital Lease Obligation; (ii) obligations under reimbursement agreements of such Person with respect to letters of credit; (iii) obligations of such Person with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) that (a) such Person has Guaranteed, (b) have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise therefor) or (c) are otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability; provided, however, that notwith standing anything in the foregoing that may be deemed to be to the contrary, Indebtedness shall not include (i) liabilities arising from agreements providing for indemnification or adjustment of purchase price or from Guarantees securing any obligations of the Company or any Subsidiary pursuant to such agreements, incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees or similar credit support by the Company or any Subsidiary of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or Indebtedness relating to any sale and leaseback transaction), so long as that the maximum aggregate liability in respect of the foregoing permitted pursuant to this clause (i) shall at no time exceed the net cash proceeds actually received from the sale of such business, assets or Subsidiary; (ii) any Trade Payables and any other accrued current liabilities incurred in the ordinary course of business as the deferred purchase price of property acquired in the ordinary course of business; (iii) liabilities arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business (exclusive of obligations for the payment of money borrowed and reimbursement obligations in respect of amounts drawn under letters of credit); and (iv) performance, completion, guarantee, surety and similar bonds that do not constitute obligations for borrowed money to the extent provided by the Company or any Subsidiary in the ordinary course of business consistent with past practice and relating to goods and services to be provided by the Company or such Subsidiary. The amount of Indebtedness of any Person at any date shall be, without duplication, (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and
(ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject but which is otherwise nonrecourse to such Person, the lesser of the Fair Market Value at such date of any assets subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Rate Agreement" means any swap agreement, interest rate cap or collar agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all Guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, that notwithstanding anything in the foregoing that may be deemed to be to the contrary, Investment shall not include (i) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale; (ii) loans and advances to employees of the Company in the ordinary course of business and consistent with past practices, including travel, moving and other like advances; (iii) lease, utility and other similar deposits in the ordinary course of business; (iv) obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or otherwise;
(v) Investments in existence on the Issue Date; and (vi) Investments in securities not consisting of cash or Cash Equivalents and received in connection with an Asset Sale or other disposition of assets permitted hereunder.

          "Issue Date" means [          ], 1998, the date on
which Notes are first to be issued under this Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Trustee has its Corporate Trust Office are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell (excluding options or agreements for sales of assets not prohibited by the Indenture) or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Marketable Securities" means securities listed and trading on any national securities exchange or approved for quotation and trading on the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that (a) either any such security is freely tradable under the Securities Act upon issuance or the holder thereof has contractual registration rights that will permit the sale of such Marketable Security pursuant to an effective registration statement not later than ninety days after issuance to the Company or one of its Wholly Owned Subsidiaries and (b) such securities also are so listed or included for trading privileges.

          "Maturity Date" means November 15, 2004.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) third- party brokerage commissions, sales commissions and other third-party fees and expenses (including
(x) reasonable fees and expenses of counsel, accountants and investment bankers; (y) all legal, title and recording tax expenses; and (z) all payments made to obtain any necessary consent to such Asset Sale) related to such Asset Sale, (b) provisions for all cash taxes payable as a result of such Asset Sale, (c) payments made to repay Indebtedness (other than Indebtedness under the Bank Revolving Credit Facility, repayment of which is governed by Section 4.9) or any other obligation outstanding at the time of such Asset Sale the incurrence of which was not prohibited by this Indenture and that is secured by a Lien, the incurrence of which was not prohibited by this Indenture, on the property or assets sold to the extent required by the terms of such Lien and actually repaid in cash or Cash Equivalents, (d) amounts provided by the Company or any Subsidiary as a reserve, to the extent required by GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale; and (e) all distributions and other payments required to be made to minority interest holders in subsidiaries or joint ventures as a result of such Asset Sale; provided, however, that the amounts of any such reserves, to the extent not utilized for the foregoing purposes or no longer required from time to time to be retained as reserves, shall be Net Cash Proceeds at such times when any such amounts cease to be retained as reserves. To the extent, if any, that any consideration for any such Asset Sale (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of a purchase price adjustment, such consideration (or any portion thereof) shall become Net Cash proceeds only at such time as it is released to the Company or any Subsidiary from escrow.

          "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith (including reasonable fees and expenses of counsel and investment bankers), and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional cash amount required to be paid by the holder of such Indebtedness to the Company or to any Wholly Owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (a) and (b) to the extent consummated after the Issue Date.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provisions for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "New Equity Holders" means (i) Persons who receive Class B Common Stock in connection with the Consensual Plan, (ii) Persons who are entitled to receive Additional Interest pursuant to Section 4.20 and (iii) transferees of the Person included in clauses (i) and (ii) above.

          "Non-Recourse Pledge Agreement" means the Non-Recourse Pledge Agreement dated as of the date of this Indenture, as amended, amended and restated or otherwise modified from time to time, pursuant to which the Hypothecators have pledged on a non-recourse basis the Pledged Collateral owned by them to the Trustee, in the form attached hereto as Exhibit B.

          "Notes" means the Company's 13% Senior Notes issued pursuant to this Indenture (including any Accrued Interest
Notes).

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the
President, the Chief Operating Officer, the Chief Financial
Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 12.5 hereof.

          "Old Notes" means the 11% Senior Notes due 2002 of RII in the original aggregate principal amount of $122,500,000 and the 13 3/4% Subordinate Notes due 2001 of RII in the original aggregate principal amount of $16,000,000, collectively.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Other Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords, vendors and laborers and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts which are not yet delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation or regulations; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, trade contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; (vi) any attachment or judgment Lien, unless the judgment it secures shall not, within 45 days after the entry thereof, have been discharged or the execution thereof stayed pending appeal; or (vii) rights of banks to set off deposits against debts owed to such banks.

          "Payment Restriction" means with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or
(c) transfer of properties or assets.

          "Permitted Holders" means Oaktree Capital Management,
L.L.C., and Goldman Sachs and Co. and their respective Affiliates and any group (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture) including any of the foregoing.

          "Permitted Indebtedness" means (i) Indebtedness of RII and its Subsidiaries in respect of the Bank Revolving Credit Facility not to exceed $60 million in aggregate principal amount at any one time outstanding as reduced in accordance with Section
4.9 (including any Guaranty of RII or any of its Subsidiaries relating thereto); (ii) Existing Indebtedness; (iii) Indebtedness pursuant to the Notes, the RII Notes and the Fenchurch Tax Sharing Note; (iv) Indebtedness of the Company to any Wholly Owned Subsidiary of the Company and Indebtedness of any Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company; provided, however, that any subsequent transfer or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (except to the Company or another Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Issuer thereof; (v) obligations with respect to Interest Rate Agreements, Currency Agreements and Commodity Agreements; (vi) Permitted Refinancing Indebtedness; (vii) the incurrence by the Company or any Subsidiary of Indebtedness represented by Capital Lease Obligations, Attributable Debt, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction of property (including additions or replacements to or refurbishments or renovations of existing property) newly acquired or constructed for use in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $1 million at any time outstanding; and (viii) Indebtedness of the Company or its Subsidiaries (x) evidenced by standby letters of credit which are issued in the ordinary course of business in support of self-insurance obligations or operating leases or (y) evidenced by standby letters of credit (not covered by the immediately preceding clause (x)) to support industrial revenue bonds, or agreements to reimburse the issuers of industrial revenue bonds, in an aggregate principal amount not to exceed $2.5 million at any time.

          "Permitted Investments" means (i) any Investments in the Company or in a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; (ii) any Investments in cash or Cash Equivalents; (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary of the Company that is engaged primarily in a Related Business; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company (which remains a Wholly Owned Subsidiary following consummation of the transaction) and such Person is engaged primarily in a Related Business; and (iv) other Investments in one or more Persons that do not exceed $2 million in the aggregate at any time outstanding; provided, however, that the Company will not transfer to any of its Subsidiaries assets or proceeds from the sale of its assets to third parties.

          "Permitted Liens" means (i) Liens existing on the Issue Date; (ii) Liens securing Indebtedness outstanding under the Bank Revolving Credit Facility as of the Issue Date; (iii) Liens on property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary of the Company or at the time such Person becomes a Subsidiary of the Company; provided, that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged or consolidated with the Company or the Subsidiary of the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided, that such Liens were not created in connection with, or in contemplation of, such acquisition; (v) Purchase Money Liens and Liens to secure Capital Lease Obligations, Attributable Debt and mortgage financings included in clause (vii) of the definition of Permitted Indebtedness covering only the property acquired with such Indebtedness; (vi) Liens on assets of Subsidiaries securing Indebtedness of Subsidiaries (other than Permitted Indebtedness) incurred in compliance with Section 4.11;
(vii) Liens securing Permitted Refinancing Indebtedness; provided, that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced; and
(viii) Other Permitted Liens.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided, that, except in the case of the redemption of all of the outstanding Notes, in which case none of the following shall be applicable, (1) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (2) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than and a final maturity no earlier than the Weighted Average Life to Maturity and final maturity of the Indebtedness being refinanced, renewed, replaced, defeased or refunded, (3) with respect to Indebtedness that is subordinated to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment pursuant to terms at least as favorable to the Holders of Notes as those, if any, contained in the documentation governing the Indebtedness being refinanced, renewed, replaced, defeased or refunded, and
(4) no such Indebtedness incurred by the Company is refinanced, renewed, replaced, defeased or refunded with Indebtedness incurred by a Subsidiary.

          "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Pledged Collateral" shall have the meaning given to such term in the Non-Recourse Pledge Agreement.

          "Preferred Stock" means, with respect to any Person, all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends to another class or series of Capital Stock.

          "principal" of a Note means the principal of such Note plus the premium, if any, thereon.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

          "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture.

          "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (a) of acquiring any assets and (b) of construction or improvement of property, in each case for use in the business of the Company and its Subsidiaries (including Purchase Money Obligations of any other Person at the time such other Person is merged with or is otherwise acquired by the Company or a Subsidiary); provided, that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction or improvement costs, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or improved and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

          "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified
Stock.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, by and among the Company and the holders named therein, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.

          "Related Business" means the business engaged in on the Issue Date by the Company and its Subsidiaries (other than the business of the Apparel Textile Group of Reeves Brothers, Inc.)
and those businesses incidental thereto.

          "Reorganization Securities" means securities of the Company (including shares of Common Stock) issued to a Holder pursuant to an order or decree of a court of competent jurisdiction entered in respect of any case, proceeding, dissolution, liquidation or other winding up or event referred to in Section 11.2, which securities (i) have a maturity, mandatory redemption obligation or put right, if any, longer than, or occurring after the final maturity date of, all Senior Indebtedness outstanding on the date of issuance of such Reorganization Securities (and to any securities issued in exchange for any Senior Indebtedness), (ii) are unsecured and are not supported by any guarantee or similar undertaking or credit support extended by any Subsidiary or affiliate of the Company not otherwise liable under the Notes unless such guarantee or credit support is subordinated to all Senior Indebtedness, (iii) in the case of debt securities, do not provide for terms and conditions, and in the case of equity securities do not provide for covenants, more onerous to the Company (and any successor thereto) than those provided in the Senior Indebtedness, and (iv) by their terms or by law are subordinated to Senior Indebtedness outstanding on the date of issuance of such Reorganization Securities (and to any securities issued in exchange of any such Senior Indebtedness) at least to the same extent as the Notes are subordinated to the Senior Indebtedness.

          "Responsible Officer," when used with respect to the Trustee, means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of the Capital Stock of any such Person or any of its Subsidiaries (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (b) in the case of Subsidiaries of a Person, dividends or distributions payable to such Person or to a Wholly Owned Subsidiary of such Person); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of such Person or any of its Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes; and (iv) the making of any Restricted Investment.

          "Restructuring Agreement" means the Restructuring
Agreement, as amended and restated as of November 6, 1997 by and among Oaktree Capital Management, Goldman, Sachs and Co., CIBC
Oppenheimer, RII and Fenchurch, Inc.

          "Retained Class A Shares" means those shares of Class A Common Stock which are permitted or required to be exchanged into Class B Common Stock under this Agreement, the Non-Recourse Pledge Agreement or the Stockholders Agreement but have not been so exchanged (whether because of applicable law or otherwise). Such shares shall be deemed shares of Class B Common Stock and shall be treated in all respects as if they were shares of Class B Common Stock, notwithstanding the fact that they may remain denominated as Class A Common Stock.

          "RII" means Reeves Industries inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

          "RII Notes" means the 11% Senior Notes due 2002 of RII.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Payment" means (i) any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes), which may be payable or deliverable in respect of the Notes in any case, proceeding, dissolution, liquidation or other winding up or event referred to in Section 11.2, or otherwise on account of any principal or interest on the Notes (except as provided in Section 11.11), (ii) any payment from and after the occurrence of a Consolidation Event on account of the purchase or other acquisition of the Notes by the Company, or (iii) any payment made from and after the occurrence of a Consolidation Event from any deposit pursuant to Section 8.4.

          "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

          (i) all obligations in respect of the RII Notes, including all obligations in respect thereof consisting of the principal of and premium, if any, and accrued and unpaid interest, and all fees, expenses and other amounts (including interest, premium or fees accruing on or after the commencement of any case or proceeding under any Bankruptcy Law relating to the Company or the occurrence of any event described in Section 11.2, whether or not any claim in respect thereof shall be allowed or allowable in such case or proceeding); and

          (ii) all obligations owing under the Bank Revolving Credit Facility, including, without limitation, in respect of any principal and premium, if any, and accrued and unpaid interest, fees, expenses and other amounts (including interest, fees, expenses and other amounts accruing on or after the commencement of any proceeding under any Bankruptcy Law relating to the Company or the occurrence of any event described in Section 11.2, whether or not any claim in respect thereof shall be allowed or allowable in such case or proceeding);

provided, however, that such obligations shall be Senior
Indebtedness only upon the occurrence of a Consolidation Event.

          "Senior Indebtedness Representative" means any trustee, agent or representative (if any) for any Senior Indebtedness and shall include General Electric Capital Corporation, as Agent under the Bank Revolving Credit Facility.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule
1-02 of Regulation S-X, promulgated pursuant to the Securities
Act, as such Regulation is in effect on the date hereof.

          "SPA" means Reeves S.p.A., an Italian corporation.

          "Stockholders Agreement" means the Stockholders
Agreement among the Company and the stockholders of the Company named therein.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and has the power to, and does, appoint the governing Person of such Person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Tax Allocation Agreements" shall mean, collectively,
(a) the tax allocation agreement dated as of the first day of May 1986 entered into by and among Schick Incorporated (later renamed Hart Holding Company), Newreeveco, Inc. (later renamed Reeves Industries, Inc.), Reeves Brothers, Inc., Cinderella Knitting Mills, Inc., and Turner Trucking Company (later renamed Turner Freight Systems, Inc.), effective for taxable periods through December 31, 1991, as amended by agreement dated November 5, 1997, and (b) the tax allocation agreement effective as of the first day of the consolidated return year beginning January 1, 1992, by and among Hart Holding Company Incorporated (later renamed Fenchurch, Inc.), Fenchurch, Inc. (subsequently merged into Hart Holding Company Incorporated), RII, Reeves Brothers, Inc., Turner Freight Systems, Inc., Reeves Penna, Inc., A.R.A. Manufacturing Company, Hart Investments Properties Corporation, Hart Capital Corporation, and Reeves Holdings, Inc., as amended on November 21, 1995 and as further amended by agreement made and entered into as of November 5, 1997.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa- 77bbbb), as amended, as in effect on the date on which this Indenture is qualified thereunder.

          "Trade Payables" means any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by a Person arising in the ordinary course of business of such Person in connection with the acquisition of goods and services.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

          "Voting Trust Agreement" means the Voting Trust
Agreement, dated the date hereof, among the Company, the holders of the Class B Common Stock and the Class B Voting Trustee named therein or its successor serving thereunder.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          Section 1.2    Other Definitions.

                                             Defined in
               Term                            Section
     "Additional Default Interest". . . . . . .  4.20
     "Additional Interest". . . . . . . . . . .  4.20
     "Additional Interest Schedule" . . . . . .  4.20
     "Affiliate Transaction". . . . . . . . . .  4.14
     "Agent Members". . . . . . . . . . . . . .  2.14
     "Asset Sale Offer" . . . . . . . . . . . .  3.9
     "Change of Control Offer". . . . . . . . .  4.8
     "Change of Control Payment". . . . . . . .  4.8
     "Change of Control Payment Date" . . . . .  4.8
     "Covenant Defeasance". . . . . . . . . . .  8.3
     "Event of Default" . . . . . . . . . . . .  6.1
     "Excess Proceeds". . . . . . . . . . . . .  4.9
     "Global Notes" . . . . . . . . . . . . . .  2.1
     "Legal Defeasance" . . . . . . . . . . . .  8.2
     "Noteholder Equity Interest" . . . . . . .  4.20
     "Offer Amount" . . . . . . . . . . . .      3.9
     "Offer Period" . . . . . . . . . . . .      3.9
     "Paying Agent" . . . . . . . . . . . .      2.3
     "Physical Notes" . . . . . . . . . . .      2.14
     "Purchase Date". . . . . . . . . . . .      3.9
     "Registrar". . . . . . . . . . . . . .      2.3
     "Surviving Entity" . . . . . . . . . .      5.1

          Section 1.3    Incorporation by Reference of Trust
Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and any successor obligor.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          Section 1.4    Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

                (5) provisions apply to successive events and transactions; and

                (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                               ARTICLE II

                                THE NOTES

          Section 2.1    Form and Dating.

          The Notes and the related Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form, without coupons, in Authorized Denominations.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          On the Issue Date, the Notes shall be initially issued in the form of one or more permanent global Notes, in registered form (the "Global Notes"), deposited with the Trustee, as custodian for the Depository. Any Global Note shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any decrease in the amount of Notes represented thereby shall be made by the Trustee, as custodian for the Depository, as hereinafter provided.

           The Company may issue Accrued Interest Notes in accordance with the second paragraph of Section 2 of the Notes. All Accrued Interest Notes so issued shall constitute obligations of the Company under this Indenture and shall be subject to the terms and conditions contained herein (except with respect to the date from which interest shall accrue) as if they were issued on the Issue Date.

          Section 2.2    Execution and Authentication.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue in the aggregate principal amount of $73,004,724. The aggregate principal amount of Notes outstanding at any time may not exceed such amount plus the principal amount of any Accrued Interest Notes issued pursuant to the second paragraph of Section 2 of the Notes except as provided in Section 2.7.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          Section 2.3    Registrar and Paying Agent.

          The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where the Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

          Section 2.4    Paying Agent to Hold Money in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.5    Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders, and the Company and the Trustee shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least five Business Days before each interest payment date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

          Section 2.6    Transfer and Exchange.

          When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge to the Holder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchanges pursuant to Section 2.13, 3.6, 4.8, 4.9 or 9.5).

          The Registrar shall not be required (A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.7 hereof and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Notes issued upon any transfer or exchange pursuant to this Section 2.6 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          Section 2.7    Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder claims that a Note held by such Holder has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or Trustee may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.8    Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. Except as set forth in
Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Section 2.9    Treasury Notes.

           (a) In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary thereof or by any other Affiliate controlled by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

           (b) In determining whether the Holders of the required principal amount of Notes have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred upon the Trustee; (ii) consented to the waiver of any past Event of Default and its consequences; or (iii) consented to the postponement of any interest payment, Notes owned by the Company and Affiliates of the Company other than Permitted Holders shall be disregarded and considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

      Section 2.10   Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.11   Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, unless otherwise directed by the Company, shall destroy canceled Notes in accordance with its normal practices. If such notes are destroyed, certification of the destruction of all canceled Notes shall be delivered to the Company, at the Company's request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

          Section 2.12   Defaulted Interest.      If the Company
defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13   CUSIP Number.

          The Company in issuing the Notes may use a "CUSIP" number (or numbers), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify in writing the Trustee of any such CUSIP number used by the Company in connection with the Notes and any change in such CUSIP number.

          Section 2.14   Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as may be reasonably requested by the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for certificated Notes in registered form in substantially the form set forth in Exhibit A ("Physical Notes") and interests of beneficial owners in Physical Notes may be transferred or exchanged for Global Notes, in each case, in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company delivers an Officers' Certificate to the Trustee stating that the Global Note shall be so exchanged or
(iii) an Event of Default entitling the Holders of the Notes to accelerate the maturity thereof has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of Authorized Denominations.

          (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          Section 2.15   Wire Payments to Holders.

          Notwithstanding any provisions of this Indenture and the Notes to the contrary, at the request of a Holder, all payments with respect to any of the Notes held by such Holder, may be made by the Paying Agent upon receipt from the Company of immediately available funds prior to 11:30 a.m., New York City time, on the date such payment is due, directly to the Holder of such Note in immediately available funds; provided, however, that no such payment in immediately available funds shall be made to any Holder under this Section 2.15 unless such Holder has delivered written instructions to the Trustee prior to the relevant record date for such payment requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the Note to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 2.15 unless a new instruction is delivered prior to the relevant record date for a payment date. The Company will indemnify and hold the Trustee harmless against any loss, liability or expense (including reasonable attorneys' fees and expenses) resulting from any act or omission to act on the part of the Company or any such Holder in connection with this Section 2.15 or which the Paying Agent may incur as a result of making any payment in accordance with this Section 2.15.

                            ARTICLE III

                      REDEMPTION AND PREPAYMENT

          Section 3.1    Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officer's Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

          Section 3.2    Selection of Notes to Be Redeemed.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any).

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes selected shall be in Authorized Denominations; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an Authorized Denomination, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.3    Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

           (a)   the redemption date;

           (b)   the redemption price;

           (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

           (d)   the name and address of the Paying Agent;

           (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

           (g) the Section of this Indenture and/or the Notes pursuant to which the Notes called for redemption are being redeemed.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.4    Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with
Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives such notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Notes.

          Section 3.5    Deposit of Redemption Price.

          On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption which have been delivered by the Company to the Trustee for cancellation. Whichever of the Trustee or the Paying Agent receiving the money shall promptly return to the Company any money deposited with it by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date, but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

          Section 3.6    Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          Section 3.7    Optional Redemption.

          The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount then outstanding plus accrued and unpaid interest thereon to the applicable date of redemption.

          Section 3.8    Mandatory Redemption.

          Except as set forth under Sections 4.8 and 4.9 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          Section 3.9    Offers to Purchase by Application of
Excess Proceeds.

          In the event that pursuant to Section 4.9 hereof the Company shall commence an offer to all Holders of Notes to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to
Section 4.9 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Within 10 days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall send, by first class mail, postage prepaid, a notice to the Trustee and each Holder at the address appearing in the register maintained by the Registrar of the Notes, which notice shall specify the Purchase Date, which shall be no earlier than 25 days nor later than 60 days from the date such notice is mailed. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section 3.9 and Section 4.9 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale
Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day before the Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in Authorized Denominations shall be purchased); and

         (h) that Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          Notwithstanding anything to the contrary elsewhere herein, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Asset Sale Offer and the Company will not be deemed to be in violation of this Section 3.9 or Section 4.9 hereof to the extent that such compliance conflicts with this Section 3.9 or Section
4.9 hereof.

          On the Purchase Date, the Company shall, to the extent lawful, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes (or portions thereof) tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue, and the Trustee shall promptly authenticate and mail or deliver a new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.


                       ARTICLE IV

                       COVENANTS


          Section 4.1    Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds at least one Business Day before that date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.2    Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust
Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

          Section 4.3    Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders within 15 days after the date on which it would have been required to make filings with the SEC (without regard to any extension that may be permitted by the SEC) (i) all reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor form) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability for so long as any Notes are outstanding; provided, however, that the Company will not be obligated to file such information or reports if the SEC does not permit or accept such filings. All such reports shall be filed with the SEC (unless the SEC will not accept such a filing) and furnished to the Holders within the time for filing such reports with the SEC pursuant to the rules and regulations of the SEC (without regard to any rules or regulations permitting extensions of time to file such reports). In addition, the Company agrees that, for so long as at least $20,000,000 in aggregate principal amount of Notes remain outstanding, it will furnish to the Holders and to beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders, upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act. Upon qualification of the Indenture under the TIA, the Company shall also comply with TIA
Section 314(a).

          Section 4.4    Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and is pending, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action, if any, the Company is taking or proposes to take with respect thereto and listing all redemptions of Notes and Restricted Payments made during the period covered by the certificate, if any. For purposes of this Section 4.4(a), such compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          (b) So long as not contrary to the then generally accepted auditing and accounting standards, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.1, 4.5, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18 or 5.1, as
they relate solely to accounting matters or, if any such violation has occurred and has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. It is specifically understood by all parties that the accountant's examination is not designed primarily toward obtaining such knowledge.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly, but in any case within 3 Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action, if any, the Company is taking or proposes to take with respect thereto.

          Section 4.5    Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          Section 4.6    Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants, or the performance, of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.7    Corporate Existence.

          Subject to Article Five and Section 4.17 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders; and provided, further, that this Section 4.7 shall not apply to any Subsidiary after its corporate existence is terminated or it otherwise ceases to be a Subsidiary of the Company in accordance with the provisions hereof.

          Section 4.8    Change of Control.

          (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), each Holder will have the right to require the Company to repurchase all or any part (equal to an Authorized Denomination) of such Holder's Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

          (b)  Within 30 days following the Change of Control
Date, the Company will send, by first-class mail, postage prepaid, a notice to the Trustee and to each Holder at the address appearing in the register maintained by the Registrar of the Notes stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.8 and that all Notes tendered will be accepted for payment;

               (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment
Date");

               (3) that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

               (5)  that Holders electing to have any Notes
purchased pursuant to a Change of Control offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes and

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (c) Notwithstanding anything to the contrary elsewhere herein, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control Offer and the Company will be deemed not to be in violation of this Section 4.8 to the extent that such compliance conflicts with this Section 4.8.

          (d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

          (e) On the Change of Control Payment Date, the Company shall (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Company shall issue, and the Trustee shall promptly authenticate and mail or deliver to each Holder, a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in an Authorized Denomination. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Section 4.9    Limitation on Asset Sales.

          The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof; (ii) not less than 85% of the consideration received by the Company (or its Subsidiaries, as the case may be) is in the form of cash or Cash Equivalents; provided, however, that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets with the effect that none of the Company or any of its Subsidiaries will have any obligation with respect to such liabilities following such assumption by the transferee, (b) any notes or other obligations received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received) and (c) any Marketable Securities received by the Company or its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash within 90 days following receipt (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (ii); and (iii) the Net Cash Proceeds received by the Company (or its Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with the following paragraphs of this Section 4.9.

          The Company may, (i) within 60 days following the receipt of Net Cash Proceeds from any Asset Sale, apply such Net Cash Proceeds to the repayment of Indebtedness of the Company under the Bank Revolving Credit Facility and to cash collateralize letters of credit outstanding thereunder, in each case to the extent required by (A) the terms of the Bank Revolving Credit Facility as in effect on the Issue Date in connection with an Asset Sale not prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date, or (B) the terms of a consent granted by the Lenders thereunder to an Asset Sale prohibited by the Bank Revolving Credit Facility as in effect on the Issue Date; provided, that (x) any such repayment of Indebtedness shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid, and (y) at such time as any such letters of credit are no longer required to be cash collateralized, any such cash collateralization shall be (1) utilized to repay Indebtedness under the Bank Revolving Credit Facility which repayment shall result in a permanent reduction in the revolving credit or other commitment relating thereto in an amount equal to the principal amount so repaid or (2) released to the Company and applied as Excess Proceeds in accordance with the following paragraph; or (ii) within 180 days following the receipt of Net Cash Proceeds from any such Asset Sale, apply such Net Cash Proceeds or commit pursuant to a definitive contract to apply such Net Cash Proceeds within 60 days to make an investment in a Related Business.

          Notwithstanding the foregoing, to the extent that any or all of the Net Cash Proceeds of any Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied pursuant to this covenant but may be retained for so long, but only for so long, as the applicable local law will not permit repatriation to the United States. The Company agrees to promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Cash Proceeds is permitted under applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if such Asset Sale had occurred on the date of repatriation.

          If, upon completion of the applicable period, any portion of the Net Cash Proceeds of any Asset Sale shall not have been applied by the Company as described in clause (i) or (ii) above (the "Excess Proceeds") and such Excess Proceeds, together with any remaining unapplied Excess Proceeds from any prior Asset Sale, exceed $5 million, then the Company will make an offer to repurchase the Notes pursuant to Section 3.9 (on a pro rata basis if the amount available for such repurchase is less than the outstanding principal amount of the Notes plus accrued and unpaid interest, if any, to the date of repurchase) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. If the aggregate principal amount of Notes surrendered by Holders thereof plus accrued and unpaid interest, if any, exceeds the amount of Excess Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. If the aggregate principal amount of Notes surrendered by Holders thereof in any Asset Sale Offer plus accrued and unpaid interest, if any, is less than the amount of Excess Proceeds, the unused portion of such Excess Proceeds may be used by the Company for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

          Pending application pursuant to the above paragraphs, including to the extent unapplied Excess Proceeds do not exceed $5 million, Net Cash Proceeds shall be either invested in Cash Equivalents or remitted to the applicable lender to pay down any Indebtedness outstanding under the Bank Revolving Credit Facility (which pay down may but need not result in a permanent reduction in the revolving credit or other commitment relating thereto).

          Section 4.10   Limitation on Restricted Payments.

          The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted
Payment unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (ii) at the time of and immediately after giving effect to such Restricted Payment, at least $1.00 of additional
Indebtedness could be incurred pursuant to Section 4.11(a)(i) hereof; and

         (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of
(a) 50% of the Adjusted Net Income of the Company (or in the event such Adjusted Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) from the Issuance Date and ending on the last day of the fiscal quarter immediately preceding the date of declaration or making of such Restricted Payment; plus (b) 100% of the aggregate Net Equity Proceeds received by the Company from the issue or sale, after the Issuance Date, of Capital Stock of the Company (other than Net Equity Proceeds from (1) the issue or sale of Disqualified Stock or Capital Stock of the Company to any Subsidiary of the Company and (2) any Net Equity Proceeds received from issuances and sales financed directly or indirectly using funds borrowed from the Company, until and to the extent such borrowing is repaid) and any Indebtedness or other securities of the Company (other than the issue or sale to any Subsidiary of the Company) convertible into or exercisable for Qualified Capital Stock of the Company which has been so converted or exercised (to the extent the conversion or exercise price has been paid in cash), as the case may be, or as a capital contribution; plus (c) $2.5 million.

Notwithstanding the foregoing, the above limitations will not prevent:

          A. the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof;

          B. the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale of, shares of Qualified Capital Stock of the Company (other than to a Subsidiary of the Company and excluding any such net proceeds received from issuances and sales financed directly or indirectly using funds borrowed from the Company, until and to the extent such borrowing is repaid);

          provided, however, that such proceeds are not included in clause (b) of paragraph (iii) above; or

          C. the redemption or retirement of Indebtedness of the Company which is subordinate in right of payment to the Notes, in exchange for, by conversion into, or out of the net proceeds of the substantially concurrent issue or sale of Qualified Capital Stock of the Company (other than to a Subsidiary of the Company and excluding any such net proceeds received from issuances and sales financed directly or indirectly using funds borrowed from the Company, until and to the extent such borrowing is repaid) or Permitted Refinancing Indebtedness; provided, however, that such proceeds are not included in clause
(b) of paragraph (iii) above;

provided, that no Default or Event of Default has occurred and is continuing at the time, or shall occur under any provision of this Indenture other than this Section 4.10 as a result of any of the actions contemplated in clauses (A) through (C) above. In determining the amount of Restricted Payments permissible under clause (iii) above, amounts expended pursuant to clause (A) above shall be included, without duplication, as Restricted Payments.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, which calculations may be based upon the Company's latest available financial statements.

          Section 4.11  Limitation on Incurrence of Indebtedness;
                        Issuance of Capital Stock.

               (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness
(including Acquired Indebtedness) other than Permitted
Indebtedness.

          Notwithstanding the foregoing, the Company or any Subsidiary may incur Indebtedness (including Acquired Indebtedness) if (i) at the time of such incurrence, the Fixed Charge Coverage Ratio of the Company for the period of the four consecutive fiscal quarters then ended immediately prior to such incurrence, taken as one period and calculated on a pro forma basis as if such Indebtedness had been incurred and the proceeds therefrom applied on the first day of such four-quarter period and, in the case of Acquired Indebtedness, as if the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been, not less than 1.75 to 1 if such Indebtedness is incurred on or prior to the first anniversary of the Issue Date; 1.9 to 1 if such Indebtedness is incurred after the first but on or prior to the second anniversary of the Issue Date; and 2.0 to 1 if such Indebtedness is incurred after the second anniversary of the Issue Date and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness; provided, however, that in the case of Indebtedness incurred that is subordinated to the Notes, such indebtedness has no scheduled principal payments prior to the day following the first anniversary of the Maturity Date of the Notes.

               (b) The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness unless such Indebtedness is also expressly subordinated to the Notes to the same extent as such other Indebtedness; provided, however, that the foregoing limitation will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in respect of some but not all such Indebtedness.

               (c)  The Company will not permit any of its
Subsidiaries to issue any Capital Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company). The
Company will not issue Disqualified Stock.

          Section 4.12   Limitation on Liens.

          The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any property or assets of the Company or of any Subsidiary of the Company, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided, that if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Notes at least to the same extent as such Indebtedness is subordinate or junior to the Notes.

          If at any time the Company or any of its Subsidiaries shall incur any Lien requiring that the Notes be equally and ratably secured pursuant to this Section 4.12, the Company shall promptly deliver to the Trustee an Officers' Certificate, stating that such covenant has been complied with, and an Opinion of Counsel, stating that in such counsel's opinion such covenant has been complied with and that any instruments executed by the Company or any Subsidiary in their performance of such covenant complied with the requirements thereof.

          Section 4.13   Limitation on Dividend and
                         Other Payment Restrictions
                         Affecting Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in or measured by its profits, owned by the Company or a Subsidiary;
(ii) pay any Indebtedness owed to the Company or a Subsidiary of the Company; (iii) make loans or advances to the Company or a Subsidiary of the Company or Guarantee Indebtedness of the Company or a Subsidiary; or (iv) transfer any of its properties or assets to the Company or a Subsidiary of the Company, except for (a) restrictions contained in the Bank Credit Facility as in effect on the Issue Date; (b) restrictions contained in the by-laws of SPA as in effect on the Issue Date; (c) consensual encumbrances binding upon any Person at the time such Person becomes a Subsidiary of the Company (unless the agreement creating such consensual encumbrance was entered into in connection with, or in contemplation of, such entity becoming a Subsidiary); (d) consensual encumbrances or restrictions under any agreement that refinances or replaces any agreement described in clauses (a) or (b) above; provided, that the terms and conditions of any such restrictions are no less favorable to the Holders than those under the agreement so refinanced or replaced;
(e) customary nonassignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law; (f) restrictions imposed by law; (g) restrictions imposed on a Subsidiary pursuant to a bona fide contract for disposition of all or substantially all of the assets or 100% of the Capital Stock of such Subsidiary by the Company; (h) restrictions on the transfer of assets subject to Liens permitted by this Indenture; and (i) restrictions imposed by the indenture relating to the RII Notes.

          Section 4.14   Limitation on Transactions with
Affiliates.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions with any Affiliate, any Hart Associate or holder of 10% or more of the Company's or any Subsidiary's common stock (other than with the Company or a Wholly Owned Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction negotiated on an arm's-length basis with an unrelated Person. In addition, the Company will not, and will not permit any Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions, unless (i) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $1 million, the Company has obtained the approval of a majority of the Board of Directors of the Company (including a majority of the Company's disinterested directors) and (ii) with respect to such Affiliate Transaction or Transactions involving or having a value of more than $5 million or as to which there are no disinterested directors, the Company has delivered to the Trustee an opinion of an independent investment banking firm or appraisal firm of national standing to the effect that such Affiliate Transaction or Transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

          The foregoing shall not prohibit (i) the Employment Agreements, the Consulting Agreements, the Employment Agreement Guarantees, the Fenchurch Note and the Arrangement Fee Note, (ii) the Tax Allocation Agreements, (iii) any dividends or other distribution permitted to be paid pursuant to Section 4.10, (iv) loans or advances to employees in the ordinary course of business consistent with past practice up to a maximum of $25,000 per employee and up to a maximum of $150,000 in the aggregate at any one time outstanding, (v) the payment of reasonable fees to directors of the Company who are not employees of the Company or of any of its Subsidiaries or (vi) reasonable and customary indemnification arrangements between the Company or any of its Subsidiaries and their respective directors and officers pursuant to which the Company or any such Subsidiary agrees to indemnify such directors and officers against losses and expenses incurred by such directors and officers in connection with their service to the Company or such Subsidiary, as the case may be (to the extent such indemnification arrangements are permitted under applicable law).

          Section 4.15   Limitation on Sale and Leaseback
Transactions.

          Except to the extent included in clause (vii) of the definition of Permitted Indebtedness, the Company will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any sale and leaseback transaction with respect to any property (whether now owned or hereafter acquired) unless (i) the consideration received upon any such sale or transfer of the property to be leased is applied in accordance with the requirements of Section 4.9 hereof and (ii) the Company or such Subsidiary would be entitled pursuant to Section 4.11(a) hereof to incur additional Indebtedness in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction.

          Section 4.16   Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any other government, governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          Section 4.17   Limitation on Sale of Capital Stock of
Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of the Company's Subsidiaries other than (i) the pledge of the stock of RBI and all of its Subsidiaries pursuant to the Bank Revolving Credit Facility; (ii) the sale of 100% of the Capital Stock of any other Subsidiary owned collectively by the Company and/or its Subsidiaries; provided, that such sale complies with the requirements of
Section 4.9; and (iii) sales of Capital Stock of a Subsidiary of the Company to a Wholly Owned Subsidiary.

          Section 4.18   Payments for Consents.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid, any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          Section 4.19   Maintenance of Properties, etc.

          The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in normal working order and condition and make all necessary repairs, renewals, replacements, additions and improvement thereto, ordinary wear and tear excepted, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, that nothing in this
Section 4.19 shall prevent the Company or any of its Subsidiaries from discontinuing the operation, use and maintenance of any of its Properties if such discontinuance is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business.

          The Company shall, and shall cause each of its Subsidiaries to, maintain with insurers which the Company believes in good faith to be financially sound and reputable such insurance as may be required by law and such other insurance (or self- insurance), to such extent and against such hazards and liabilities as it in good faith determines is customarily maintained by companies similarly situated with like properties.

          Section 4.20  Additional Interest.

               (a) Subject to Section 4.20(b) below, if all of the issued and outstanding Notes have not been redeemed in full as of the second, third, fourth, fifth, sixth or seventh anniversary of the Additional Interest Calculation Date, the Company will pay additional interest ("Additional Interest") on the Notes in the form of Class B Common Stock by issuing and delivering within five days following each such anniversary to the Class B Voting Trustee, to hold pursuant to the terms of the Voting Trust Agreement on behalf of the Holders, the number of shares of Class B Common Stock that, on such anniversary date, together with the Class B Common Stock issued to the New Equity Holders on the effective date of the Consensual Plan, will result in the New Equity Holders holding the aggregate percentage of fully-diluted Common Stock (the "Noteholder Equity Interest") set forth in the following schedule (the "Additional Interest Schedule"):

          Anniversary of Additional     Noteholder
          Interest Calculation Date     Equity Interest

     Second . . . . . . . . . . . . .        30%
     Third. . . . . . . . . . . . . .        40%
     Fourth . . . . . . . . . . . . .        55%
     Fifth. . . . . . . . . . . . . .        70%
     Sixth. . . . . . . . . . . . . .        80%
     Seventh. . . . . . . . . . . . .        85%

          (b) Notwithstanding the foregoing, if as of any anniversary of the Additional Interest Calculation Date set forth above, all interest from and after the Additional Interest Calculation Date to such anniversary and all interest accrued through such anniversary on the Notes shall have been paid in full, in cash, then the amount of Additional Interest payable on such anniversary and each anniversary thereafter in the Additional Interest Schedule shall be reduced such that the Noteholder Equity Interest for such anniversary and each anniversary thereafter set forth in the Additional Interest Schedule shall be reduced by 1/2% for each 1% of the original principal amount of the Notes properly redeemed by the Company prior to such anniversary of the Additional Interest Calculation Date. For the purposes of this paragraph 4.20(b), if the Company shall have redeemed in cash Notes in an aggregate principal amount equal to the aggregate principal amount of all Accrued Interest Notes issued since the Additional Interest Calculation Date, the interest payment in respect of which such Accrued Interest Notes were issued shall be deemed to have been paid in cash. For example, if between the second and third anniversaries of the Additional Interest Calculation Date, 10% of the original principal amount of the Notes is properly redeemed and all interest on the Notes has been paid in cash or the Company has redeemed an additional principal amount of Notes equal to the aggregate principal amount of all Accrued Interest Notes issued since the Additional Interest Calculation Date, the Additional Interest Schedule would be reduced such that the Noteholder Equity Interest on the third, fourth, fifth, sixth and seventh anniversary dates of the Additional Interest Calculation Date would be 35%, 50%, 65%, 75% and 80%, respectively (reflecting a 5% reduction). The Company shall promptly deliver to the Trustee and to each Noteholder (i) an Officers' Certificate, stating (i) the reduction of Additional Interest, if any, to be paid in compliance with this Section 4.20(b) and (ii) whether the Company has complied with this Section 4.20(b), or, if the Company has not complied with this Section 4.20(b), the Additional Interest, if any to be reduced to so comply. Such Officers' Certificate shall set forth an Additional Interest Schedule revised to give effect to the reduction called for by this Section 4.20(b).

               (c)  The obligations of the Company under this
Section 4.20 to pay Additional Interest shall be secured by the non-recourse pledge of the Pledged Collateral as set forth in Article Ten. In the event that the Company fails to perform its obligation to pay Additional Interest pursuant to this Section
4.20 and such failure remains uncured for five days (an "Additional Interest Default"), the Trustee shall exercise its rights under the Non-Recourse Pledge Agreement for the benefit of the Holders solely with respect to the number of shares of Common Stock included in the Pledged Collateral that will increase the Noteholder Equity Interest to the amount set forth on the Additional Interest Schedule that would have resulted had the Additional Interest Default not occurred and all dividends and distributions made or with respect to such shares of Common Stock other than cash dividends and distributions which the Pledgors are permitted to retain pursuant to the Non-Recourse Pledge Agreement. In no event will the holders of the Notes have the right to any assets of the Hypothecators other than the Pledged Collateral.

               (d)  Notwithstanding anything herein to the
contrary, upon the occurrence of an Event of Default specified in
Section 6.1(vii)(a) - 6.1(vii)(f) or Section 6.1(viii), in each case at a time when the Noteholder Equity Interest is 50% or less, the Hypothecators shall be jointly and severally obligated to transfer to the Trustee for the benefit of the Holders that portion of Pledged Collateral that will increase the Noteholder Equity Interest to 51% (the "Additional Default Interest").

               (e) Upon the incurrence of any obligation to issue or transfer Common Stock pursuant to paragraphs (a), (c) or
(d) of this Section 4.20, the Company shall provide the Trustee with an Officers' Certificate stating that such obligation has arisen under this Section 4.20(a), (c) or (d) and the actions to be taken by the Company in compliance therewith, containing such information as the Trustee may reasonably request (including, without limitation, the number of shares of Common Stock to be issued and the names and denominations of such Common Stock with respect to each Holder). Upon completion of any issuance or transfer pursuant to paragraphs (a), (c) or (d) of this Section 4.20, the Company shall deliver to the Trustee an Officers' Certificate indicating the actions taken by the Company in connection with such issuance or transfer (including, without limitation, the number of shares and source of the Common Stock so issued or transferred) and that the conditions of this Section
4.20 have been complied with. Upon the Trustee's receipt of any shares of Class A Common Stock in connection with this Section 4.20, Article Ten or the Non-Recourse Pledge Agreement, the Trustee shall deliver this Class A Common Stock to the Company and the Company shall exchange such shares of Class A Common Stock for Class B Common Stock, if possible, and shall distribute such shares of Class B Common Stock or Retained Class A Shares, as the case may be, to the Class B Voting Trustee to hold pursuant to the terms of the Voting Trust Agreement for the benefit of the Holders listed in the register maintained by the Registrar as of the date of the Additional Interest Default pro rata (with such adjustments as may be deemed appropriate by the Trustee to avoid fractional shares). The Company agrees to give immediate effect to such exchange, if possible, and issue certificates for such Class B Common Stock and to use its best efforts to cause such Class B Common Stock or Retained Class A Shares, as the case may be, to be distributed to the Class B Voting Trustee.

               (f) The Company shall at all times reserve and keep available, free of pre-emptive rights, out of its authorized Class B Common Stock, solely for the purpose of issue and delivery pursuant to this Section 4.20, as provided herein, the maximum number of shares of Class B Common Stock that may be issuable or deliverable pursuant to this Section 4.20. Such shares shall, when issued or delivered in accordance with this
Section 4.20, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges.

               (g) The Company covenants that if any shares of Common Stock to be issued and delivered hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued and delivered, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. The shares of Common Stock issued and delivered to the Trustee shall, subject to the Voting Trust Agreement and the Stockholders Agreement, be freely tradeable without restriction thereunder, except in the case of shares of Common Stock held by an Affiliate of the Company. The Hypothecators shall use their best efforts to assist the Company in connection with any such registration or approval, but it shall not have any obligation to effect any such registration or approval or incur any expense related thereto. Any such expense shall be borne by the Company.

               (h) Issuance and delivery of shares of Common Stock pursuant to this Section 4.20 or the Non-Recourse Pledge Agreement shall be made without charge to the Trustee, the Holders or the Class B Voting Trustee for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such shares, all of which taxes and expenses shall be paid by the Company and in no event will any Hypothecator be liable for any such taxes and expenses.

               (i) If at any time the Common Stock shall be listed on the Nasdaq National Market System, the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable hereunder; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first issuance of Common Stock in accordance with the provisions of this Section 4.20, the Company may list such Common Stock issuable pursuant to this
Section 4.20 in accordance with the requirements of such exchange or automated quotation system at such time.

               (j)  If, following the payment of Additional
Interest or Additional Default Interest, the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in capital stock (including shares of Common Stock), (ii) subdivide, split or otherwise reclassify the outstanding Common Stock, (iii) combine, split or otherwise reclassify the outstanding Common Stock into a smaller number of shares, (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) or (v) take any other similar action, then in each such case, the Company shall, within 15 days of the effective date of such action, issue and deliver to the Class B Voting Trustee to hold pursuant to the terms of the Voting Trust Agreement for the benefit of the Holders that number of shares of Common Stock that will restore the Noteholder Equity Interest to the level in effect prior to such action. Any shares of Common Stock received by a Hypothecator as a result of such action by the Company shall immediately become Pledged Collateral and shall be delivered to the Trustee to the extent provided herein or in the Non-Recourse Pledge Agreement. Such adjustments shall be made successively whenever any action described in this paragraph shall occur.

               (k) For each share of Class B Common Stock due to be issued pursuant to this Section 4.20, the Company shall be obligated to pay additional cash interest to the persons to whom said shares are to be issued in an amount equal to the aggregate par value of the Class B Common Stock to be so issued. In exchange for the issuance of said shares to such persons, said additional cash interest due shall be deemed to have been satisfied and shall no longer be payable.

                        ARTICLE V
                        SUCCESSORS

          Section 5.1    Limitation on Mergers,
                         Consolidations and Sales of Assets.

          The Company will not consolidate with or merge with or into any other Person, or permit any other Person to consolidate or merge with or into the Company, nor will the Company sell, lease, convey or otherwise dispose of all or substantially all of its assets, in a single transaction or a series of transactions, unless (i) the entity formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other sale shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) if the Company is not the Surviving Entity, the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction (but prior to any purchase accounting adjustments resulting from the transaction), the Consolidated Net Worth of the Surviving Entity would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) immediately after giving effect to such transaction, the Surviving Entity could incur at least $1.00 of additional Indebtedness pursuant to
Section 4.11(a); provided, that the Consolidated Fixed Charge Coverage Ratio of such Surviving Entity shall be determined on a pro forma basis giving effect to both the Consolidated Fixed Charges and the Consolidated Cash Flow of the Person merging with or into or consolidated with the Company or any of its Subsidiaries, as the case may be, or to whom the Company or any of its Subsidiaries, as the case may be, has sold, leased or conveyed all or substantially all of its assets.

          Notwithstanding the foregoing, the Company shall not merge or consolidate with or into (or sell substantially all of its assets to) RII and RII shall not merge or consolidate with or into (or sell substantially all of its assets to) RBI. Except as provided in the immediately preceding sentence, the Company or any of its Wholly-Owned Subsidiaries, as the case may be, may merge or consolidate with or into the Company or a Wholly-Owned Subsidiary or sell substantially all of the assets of a Subsidiary to the Company or any Wholly-Owned Subsidiary.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Section 5.1 and an Accountants' Certificate setting forth the computations necessary to confirm the satisfaction of the conditions set forth in clauses (iv) and (v) of this Section 5.1 and certifying the accuracy thereof. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate, Opinion of Counsel and Accountants' Certificate.

          Section 5.2    Successor Corporation Substituted.

          Upon any consolidation or merger involving the Company, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, the successor corporation (if not the Company) formed by such consolidation or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture and the Notes referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor Company shall be released from such obligations.

                            ARTICLE VI

                        DEFAULTS AND REMEDIES

          Section 6.1    Events of Default.

          An "Event of Default" shall occur upon:

               (i) failure by the Company to pay interest on the Notes for 30 days after becoming due;

               (ii) failure by the Company to pay the principal of or premium (if any) on the Notes, whether at maturity or upon acceleration, redemption or otherwise (including the failure to repurchase the Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

               (iii) failure by the Company or any of its Subsidiaries to comply with the provisions of Section 4.8, 4.9 or
5.1 of this Indenture;

               (iv) the failure of the Company to comply with any of its covenants or the breach by the Company of any of its representations or warranties in any material respect under the Restructuring Agreement as of the Additional Interest Calculation Date or failure by the Company or any of its Subsidiaries to comply with any of its covenants or the breach by the Company or any of its Subsidiaries of any of its representations or warranties in any material respect hereunder (other than a breach of a covenant, representation or warranty which is specifically provided for elsewhere in this Section 6.1) for 30 days after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding;

               (v)  default or defaults, including a payment
default,   (after giving effect to all applicable grace periods)
under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any of its Subsidiaries has an aggregate outstanding principal amount of Indebtedness in excess of $5 million for all such issues of all such Persons and either (x) such Indebtedness is already due and payable in full or (y) such default or
defaults have resulted in the      acceleration of the maturity
of such Indebtedness;

               (vi) any final judgment or order (not covered by insurance) is entered against the Company or any Subsidiary in excess of $5 million either individually or in the aggregate for all such final judgments or orders against all such Persons and remains undischarged or unstayed for 60 days;

               (vii) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (a)  commences a voluntary case or
proceeding,

                    (b)  consents to the entry of a judgment,
decree or order for relief against it in an involuntary case or proceeding,

                    (c)  consents to the appointment of a
Custodian of it or for all or substantially all of its property,

                    (d)  consents to the institution of a
bankruptcy or an insolvency proceeding against it,

                    (e)  makes a general assignment for the
benefit of its creditors,

                    (f)  takes any corporate action to authorize
or effect any of the foregoing; or

                    (g)  generally is not able to pay its debts
as they become due;

               (viii) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law that is for relief against the Company or any Significant Subsidiary of the Company, in an involuntary case or proceeding which shall:

                    (a)  approve a petition seeking
reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary of the Company,

                    (b)  appoint a Custodian for the Company of
any Subsidiary of the Company or for all or substantially all of the property of any of them, or

                    (c)  order the winding-up or liquidation of
the Company or any Subsidiary of the Company, and in each case the judgment, order or decree remains unstayed and in effect for 60 days;

               (ix) failure by any Hypothecator to comply with any of its covenants or the breach by any Hypothecator of any of its representations or warranties under the Non-Recourse Pledge Agreement for 30 days (or for six months only with respect to Section 4(b) of the Non-Recourse Pledge Agreement) after written notice specifying the failure and that the same is a Default shall have been given to the Company by the Trustee or Holders of 25% in principal amount of the Notes outstanding; or

               (x) any Lien granted or purported to be granted pursuant to the Non-Recourse Pledge Agreement shall be or become unenforceable or invalid, or the priority thereof shall become diminished, or any Hypothecator shall contest or disaffirm any such Lien.

          Section 6.2    Acceleration.

          If an Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare all of the Notes to be due and payable immediately. Upon such declaration, the unpaid principal of, premium, if any, and accrued interest on the Notes shall be due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (vii) or (viii) of Section
6.1 with respect to the Company or any Significant Subsidiary, such an amount shall ipso facto become immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

          Section 6.3    Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal or premium, if any, and interest on the Notes and to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle compromise, adjust or otherwise conclude any proceeding to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

          Section 6.4    Waiver of Past Events of Defaults.

          Subject to Sections 6.2, 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (a) waive any existing Event of Default and its consequences, except (i) a continuing Event of Default in the payment of interest on, premium, if any, or the principal of, the Notes and (ii) a Default in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders and/or (b) rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver or rescission, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.5    Control by Majority.

          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture; provided, that the Trustee may take any other actions it deems proper that are not inconsistent with such directions. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

          Section 6.6    Limitation on Suits.

          A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

           (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity;

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; and

           (f) by accepting a Note, each Holder, in its capacity as a Holder and as a stockholder of the Company (if the Holder is a stockholder of the Company), agrees that in the event of any subsequent bankruptcy, insolvency or other proceeding regarding the Company or its affiliates it will not directly or indirectly seek to reject or support a motion to reject or challenge any of the Employment Agreements and Consulting Agreements, and that the Employment Agreement Guarantees, the Fenchurch Note or the Arrangement Fee Note shall not be subject to any objection, request for estimation, equitable subordination or to otherwise limit recovery thereof.

          Section 6.7    Rights of Holders of Notes to Receive
Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit in accordance with the terms of this Indenture for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.8    Collection Suit by Trustee.

          If an Event of Default specified in Section 6.1(i),
(ii) or (iii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel.      Section 6.9    Trustee May
File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall, subject to Article XI of this Indenture, pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 and 6.9 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders.

          Section 6.11   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claim or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

          Section 6.12   Event of Default from Willful Action.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem any series of Notes pursuant to
Section 3.7 hereof, a one percent premium shall also become and be immediately due and payable to the extent permitted by law.

          The Trustee will have no responsibility for making, or obligation to make, any determination that any such Event of Default has occurred by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company pursuant to this Section 6.12. If such premium is payable hereunder, the Company will provide the Trustee with an Officers' Certificate setting forth the date such premium is required to be paid at least 45 days prior to such payment date.


                         ARTICLE VII

                           TRUSTEE

          Section 7.1    Duties of Trustee.

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of an Event of
Default:

                    (i)  the duties of the Trustee shall be
determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which, by any provision hereof, are required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c)  No provision of this Indenture shall be
construed to relieve the Trustee from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.2, 6.4 or 6.5 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

          Section 7.2    Rights of Trustee.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          Section 7.3    Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from and perform services for, and may otherwise deal with, the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.4    Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.5    Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

          Section 7.6    Reports by Trustee to Holders of the
Notes.

          Within 60 days after each May 15 of any year, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed (if any). The Company shall promptly notify the Trustee whenever the Notes become listed on any stock exchange or of any delisting thereof.

          Section 7.7    Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Non-Recourse Pledge Agreement, including the costs and expenses of enforcing this Indenture and the Non-Recourse Pledge Agreement against the Company and the Hypothecators, as the case may be (including this Section 7.7), and defending itself against any claim (whether asserted by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless such failure prejudices the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations under this
Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vii) or
Section 6.1(viii), the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          Section 7.8    Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.8.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying Trustee and the Company in writing. The Company may remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not accept its appointment within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with
Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.9    Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, that such successor is eligible and, qualified under Section 7.10 hereof.

          Section 7.10   Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million or, in the event that the Trustee is part of a bank holding company system, the bank holding company must have a combined capital and surplus of at least $100 million, in either case, as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).
The Trustee is subject to TIA Section 310(b).

          Section 7.11   Preferential Collection of Claims
Against Company.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A
Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated therein.


                         ARTICLE VIII

                       DISCHARGE OF INDENTURE

          Section 8.1    Discharge of Indenture; Option to Effect
                         Legal Defeasance or Covenant Defeasance.

           (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Company's, the Trustee's and any Paying Agent's obligations under Section 8.6 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder.

           (b) In addition, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

          Section 8.2    Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's, the Trustee's and the Paying Agent's obligations with respect to such Notes under Sections 2.3 through 2.7 and
Section 4.2 and the Company's obligations under Section 7.7 and
(c) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof.

          Section 8.3    Covenant Defeasance.

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.20 and clause (v) of Section 5.1 hereof with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          Section 8.4    Conditions to Legal or Covenant
Defeasance.

          The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

          In order to exercise either Legal Defense or Covenant
Defeasance:

               (a) the Company must irrevocably deposit or cause to be deposited with the Trustee or with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, in trust, for the benefit of the Holders of the Notes, (A) cash in United States dollars or (B) Government Securities maturing as to principal and interest in such amounts and at such times, or (C) a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing (1) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or (2) insofar as Section 6.1(vii) or Section 6.1(viii) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that the condition in this clause
(2) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) 123 days pass after the deposit is made and during the 123-day period no Event of Default specified in
Section 6.1(vii) or (viii) with respect to the Company occurs which is continuing at the end of the period;

               (g)  the Company shall have delivered to the
Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any actual creditors of the Company;

               (h) the Company shall deliver to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance the trust created hereunder shall not be required to register as an investment company under, or other be subject to, the Investment Company Act of 1940, as amended; and

               (i)  the Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 8.5    Deposited Money and
                         Government Securities to
                         be Held in Trust; Other
                         Miscellaneous Provisions.

          Subject to Section 8.6 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.6    Repayment to Company.

          Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof (unless an abandoned property law designates another Person), and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 8.7    Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with
Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                           ARTICLE IX

                 AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.1    Without Consent of Holders of Notes.
Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Non-Recourse Pledge Agreement or the Notes without the consent of any Holder of a Note:

          (a)  to, cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to evidence or provide for a replacement Trustee under Section 7.8.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

      Section 9.2    With Consent of Holders of Notes.

          The Company and the Trustee may amend or supplement this Indenture, the Non-Recourse Pledge Agreement or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Event of Default (other than an Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Non-Recourse Pledge Agreement or the Notes, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this
Section 9.2 becomes effective, the Company shall mail to the Holders of the Notes a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sec- tions 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or the Hypothecator, as the case may be, with any provision of this Indenture, the Non- Recourse Pledge Agreement or the Notes. Anything herein to the contrary notwithstanding, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Non-Recourse Pledge Agreement or the Notes;

               (b) reduce the principal of or change the fixed maturity of any Note;

               (c) alter any of the provisions permitting or requiring the redemption of the Notes, except with respect to permitting or requiring redemption or repurchase of Notes pursuant to Sections 4.8 and 4.9 hereof, or reduce the purchase price payable or change the time for payment in connection with repurchases or redemptions of Notes pursuant to Sections 4.8 or
4.9 hereof;

               (d) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (e) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

               (f) make the principal of, or the interest on any Note payable in money other than that stated in the Notes;

               (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on the Notes;

               (h) waive a redemption payment with respect to any Note except for a payment required by Section 4.8 or 4.9;

               (i) alter the ranking of the Notes relative to other Indebtedness of the Company;

               (j)  waive or amend Section 4.18 or 4.20 hereof;

               (k) release any Pledged Collateral, except in connection with a sale, transfer or other disposition permitted by the Non-Recourse Pledge Agreement; or

               (l) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

          Section 9.3    Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

          Section 9.4    Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          Section 9.5    Notation on or Exchange of Notes.

          Upon the direction of the Company, the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new
Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.6    Trustee to Sign Amendments, Etc.

          The Trustee need not sign any supplemental indenture adversely affecting its rights. In executing any amended or supplemental indenture, the Trustee, shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that it will be valid and binding upon the Company in accordance with its terms.


                              ARTICLE X

                             SECURITY

          Section 10.1   Non-Recourse Pledge Agreement.

          In order to jointly and severally secure the due and punctual performance of the Secured Obligations (as defined in the Non-Recourse Pledge Agreement), each Hypothecator will make an assignment of its right, title and interest in and to the Pledged Collateral to the Trustee pursuant to the Non-Recourse Pledge Agreement, and to the extent therein provided, no later than the Issue Date. Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Non-Recourse Pledge Agreement, as the same may be amended from time to time pursuant to the provisions of the Non-Recourse Pledge Agreement. The due and punctual performance of the Secured Obligations shall be secured by the Pledged Collateral as provided in the Non-Recourse Pledge Agreement. The Non-Recourse Pledge Agreement will create a direct and continuing valid Lien on the Pledged Collateral, as set forth therein, free and clear of all Liens whatsoever, except the Liens created by the Non-Recourse Pledge Agreement.

          Section 10.2   Recording, Etc.

          The Company will cause, at its own expense, the Non-Recourse Pledge Agreement, this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interest created under the Non-Recourse Pledge Agreement in the Pledged Collateral and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

          The Company shall furnish to the Trustee promptly after the execution and delivery of the Non-Recourse Pledge Agreement, an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, this Indenture and the assignment of the Pledged Collateral intended to be made by the Non-Recourse Pledge Agreement and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the security interest in the Pledged Collateral intended to be created by the Non-Recourse Pledge Agreement, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to the security interests in the Pledged Collateral created pursuant to the Non-Recourse Pledge Agreement such recording, registering and filing are the only recordings, registering and filings necessary to give notice thereof and that no re-recordings, reregistering or refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect fully the rights of the Holders and the Trustee with respect to the security interests in the Pledged Collateral hereunder and under the Non-Recourse Pledge Agreement or (b) stating that, in the opinion of such counsel, no such recordation, registration or filing is necessary to make such Lien and assignment effective.

          If at any time the Secured Obligations are no longer secured pursuant to the Non-Recourse Pledge Agreement, whether due to the payment in full or defeasance of the Notes or otherwise, and if all obligations due to the Holders and the Trustee under the Non-Recourse Pledge Agreement have been fully performed, the security interest hereunder and under the Non-Recourse Pledge Agreement for the benefit of the Notes may be released at the sole option of the Hypothecators.

          The release of any Pledged Collateral from the terms hereof and the Non-Recourse Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the Non-Recourse Pledge Agreement. The Trustee and each of the Holders acknowledge that a release of Pledged Collateral in accordance with the terms of the Non-Recourse Pledge Agreement will not be deemed for any purpose to be an impairment of the security under this Indenture. To the extent applicable, each Hypothecator and Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Lien of the Non-Recourse Pledge Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

          Section 10.3   Suits to Protect the Pledged Collateral.

          At the expense of the Company, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts which may be unlawful or in violation of the Non-Recourse Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Holders or the Trustee).

          Section 10.4   Trustee Duties.

          The powers conferred upon the Trustee by this Article X are solely to protect the guarantees and pledges provided for herein and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company or any Hypothecator to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or other notice or demand in connection with any Pledged Collateral or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. To the extent permitted by law, the Trustee shall not be liable to the Company or any Hypothecator for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing, nor shall the Trustee be under any duty to the Company or any Hypothecator to take any action whatsoever with regard thereto. The Trustee has no duty to the Company, any Hypothecator or the Holders to comply with any filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Trustee's rights in or to, any of the Pledged Collateral.


                        ARTICLE XI

                       SUBORDINATION

          Section 11.1   Securities Subordinate to Senior
Indebtedness.

          The Company covenants and agrees, and each Holder of a Note, by acceptance thereof, likewise covenants and agrees, that, following the occurrence of a Consolidation Event, to the extent and in the manner hereinafter set forth in this Article XI (subject to the provisions of Section 11.11), the Indebtedness represented by the Notes and the payment of the principal of and interest on and all other amounts owing under each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full and in cash of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness.

          Section 11.2   Payment Over of Proceeds Upon
Dissolution, Etc.

          Following the occurrence of a Consolidation Event, in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether under Bankruptcy Law or otherwise, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to indefeasibly receive payment in full and in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before the Holders of the Notes are entitled to receive any payment on account of principal of or interest on or any other amounts owing under the Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment.

          In the event that, notwithstanding the foregoing provisions of this Section 11.2, the Trustee or any Holder shall have received any Securities Payment before all Senior Indebtedness is indefeasibly paid in full and in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to indefeasibly pay all Senior Indebtedness in full and in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          For purposes of this Article XI only, the words
"Securities Payment" shall not be deemed to include
Reorganization Securities.

          Section 11.3   Subrogation to Rights of Holders of
Senior Indebtedness.

          Subject to the payment in full of all Senior
Indebtedness and the occurrence of a Consolidation Event, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this Article XI to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          Section 11.4   Provisions Solely to Define Relative
Rights.

          The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand upon the occurrence of a Consolidation Event. Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XI of the holders of Senior Indebtedness upon the occurrence of a Consolidation Event, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness upon the occurrence of a Consolidation Event; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder upon the occurrence of a Consolidation Event.

          Section 11.5   Trustee to Effectuate Subordination.

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on behalf of such Holder to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any case or proceeding described in
Section 11.2 at least 20 days before the expiration of the time to file such proof, the Senior Indebtedness Representative may, and is hereby authorized to, file such proof for and on behalf of the Holders.

          Section 11.6   No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to or notice to the Holders or the Trustee and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend, modify, compromise, supplement or waive in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release the Company or any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other Person; and (v) take, or omit to take, any other action that in the absence of the authority granted hereby, could have the effect of impairing, invalidating or rendering unenforceable, in whole or in part, or otherwise affecting any of the provisions of this Article XI.

          Section 11.7   Reliance on Judicial Order or
                         Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Article VII, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

          The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder by the Trustee unless the Trustee shall have received notice to that effect at the address of the Trustee. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          Section 11.8   Trustee Not Fiduciary for Holders of
                         Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

          Section 11.9   Rights of Trustee as Holder of Senior
Indebtedness; Preeservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior
Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          Section 11.10  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Section 11.9 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 11.11  Trust Moneys Not Subordinated.

          Notwithstanding anything contained herein to the contrary, all payments from money or the proceeds of Government Securities deposited with the Trustee prior to the occurrence of a Consolidation Event and held in trust under Article VIII by the Trustee and applied, prior to the occurrence of a Consolidation Event, to the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this
Article XI, and none of the Holders shall be obligated to pay over any such Additional Interest or Additional Default Interest or payments from money or the proceeds of Government Securities held in trust under Article VIII to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          Section 11.12  Reliance by Holders of Senior
                         Indebtedness on Subordination
                         Provisions.

          Each Holder of a Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                          ARTICLE XII

                          MISCELLANEOUS

          Section 12.1   Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310-317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

          Section 12.2   Notices.

          Any notice or communication by any party hereto to the other parties hereto shall be duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others, at the following address:

     If to the Company:
          REEVES, INC.
          101 Merritt 7 Corporation Park, 2nd Floor
          Norwalk, CT  06586
          Attention:  General Counsel
          Telecopier:  (203) 845-2325
          Telephone:  (203) 846-9988


     With a copy to:

          Proskauer Rose LLP
          1585 Broadway
          New York, New York  10036
          Attention:   Alan B. Hyman, Esq.
          Telephone:   (212) 969-3000
          Telecopier:  (212) 969-2900

      If to the Trustee:

          First Trust National Association
          111 East Wacker Drive, Suite 3000
          Chicago, Illinois  60601
          Attention:     H. H. Hall, Jr.
          Telephone:     312-228-9448
          Telecopier:    312-228-9459

          If to any Hypothecator, to its address set forth in the Non-Recourse Pledge Agreement.

          Each of the Company and the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by a reputable overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by a reputable overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 12.3   Communication by Holders
                         of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          Section 12.4   Certificate and Opinion as to Conditions
Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

          Section 12.5   Statements Required in Certificate or
Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture
(other than a certificate provided pursuant to TIA Section
314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

           (a)  a statement that the Person making such
certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, that with respect to matters of fact, Opinions of Counsel may rely on an Officers' Certificate or certificate of public officials.

          Section 12.6   Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 12.7   Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          Section 12.8   Governing Law.

          THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED,
INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REFERENCE TO ITS CHOICE OF LAW PROVISIONS.

          Section 12.9   Jurisdiction; Venue.

               (a) EACH OF THE PARTIES HERETO AGREES THAT ANY ACTION, SUIT OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO ARISING UNDER OR RELATING IN ANY WAY TO THIS AGREEMENT, ANY AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY ONLY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION, SUIT OR PROCEEDING. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED TO SUCH PARTY AT ITS ADDRESS AS PROVIDED FOR NOTICES HEREUNDER.

               (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HERE- AFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATING IN ANY WAY TO THIS AGREEMENT, ANY AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT LOCATED IN THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT A COURT LOCATED IN THE STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH ACTION, SUIT OR PROCEEDING.

          Section 12.10  No Adverse Interpretation of Other
Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 12.11  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 12.12  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.13  Counterpart Originals.

          The parties may sign any number of counterparts of this Indenture. Each signed counterpart shall be an original, but all of them together represent one and the same agreement.

          Section 12.14  Table of Contents, Headings, Etc.

          The table of contents, cross-reference table and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                   [Signatures on following page]

                         SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                        REEVES, INC.

Attest:                                 By:__________________
       Name:                            Name:
                                        Title:


                                        By:__________________
                                        Name:
                                        Title:


                                        FIRST TRUST NATIONAL
                                        ASSOCIATION


Attest:                                 By:__________________
Name:                                   Name:
                                        Title:


                                        THE HYPOTHECATORS


                                        _____________________
                                        Name:  James W. Hart


                                        _____________________
                                        Name:  James W. Hart


                                        _____________________
                                        Name:  Douglas B. Hart


                              EXHIBIT A

                            (Face of Note)

                     13% Senior Note due 2004

No.                                      CUSIP No. [__________]

                               REEVES, INC.
                         a Delaware corporation,
promises to pay to

or registered assigns, the principal sum of ___________________
Dollars on November 15, 2004.
Interest Payment Dates:  May 15 and November 15
Record Dates:  May 1 and November 1
          Additional provisions of this Security are set forth on
the other side of this Security.
Dated: __________________     REEVES, INC.
                              By:_________________
                                   Name:
                                   Title:


                              By:_________________
                                   Name:
                                   Title:


                              THE HYPOTHECATORS

                                   _____________________
                                   Name:  James W. Hart

                                   _____________________
                                   Name:  James W. Hart


                                   _____________________
                                   Name:  Douglas B. Hart


                                   _____________________
                                   Name:  Jennifer Fray

Trustee's Certificate
of Authentication


This is one of the 13% Senior Notes
due 2004 referred to in the within-
mentioned Indenture:

     First Trust National Association

_____________________________________
     as Trustee

By: _________________________________
     Authorized Signatory
                       (Back of Note)

                   13% Senior Note due 2004

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          Section 1. Interest. Reeves, Inc., a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at 13% per annum from the Issue Date until maturity. The Company will pay interest semi-annually on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 15, 1998; provided, that if there is no existing Default in the payment of interest, and if this note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 15, 1998. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the interest rate then in effect on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Section 2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          The Company may, at its option, satisfy its obligation to pay interest on this Note on any Interest Payment Date by delivering to the Holder of this Note a new Note (an "Accrued Interest Note"), in the form of this Note, dated such Interest Payment Date (and bearing interest from such Interest Payment
Date) and having a principal amount corresponding to the amount of interest due on this Note on such Interest Payment Date; provided, however, that the Company shall not issue an Accrued Interest Note in payment of any accrued interest payable upon any redemption or repurchase of all or any portion of this Note, and instead shall pay such accrued interest in cash.

          Section 3. Paying Agent and Registrar. Initially, First Trust National Association, the Trustee under the Indenture, will act as Registrar and Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          Section 4.     Indenture.  The Company issued the Notes
under an Indenture dated as of [            ,] 1998 (the
"Indenture") among the Company, the Trustee and the Pledgors.
The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbb).
The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company, other than certain obligations to pay Additional Interest and Additional Default Interest, as described in Section 5 below. Upon the occurrence of a Consolidation Event, the Notes are subordinate and subject in right of payment to the prior payment in full and in cash of all Senior Indebtedness, as described in Section 17 hereof and in the Indenture. The Notes are limited to $73,004,724 (plus the principal amount of any Accrued Interest Notes issued pursuant to the second paragraph of Section 2 of the Notes) in aggregate principal amount.

          Section 5. Additional Interest and Additional Default Interest. In the event that the Notes have not been redeemed or repaid in full as of the second, third, fourth, fifth, sixth or seventh anniversary of the Additional Interest Calculation Date, the Company will pay Additional Interest on the Notes in the form of the Company's Common Stock, as set forth in the Indenture. The obligation of the Company to pay such additional interest shall be secured by a pledge of Common Stock by SPV Fenchurch, LLC (the "Hypothecator"). In addition, upon the occurrence of certain events of default under the Indenture, the Hypothecators will transfer and deliver to the Trustee, for the benefit of the holders of the Notes, Common Stock of the Company in an amount such that the holders of the Notes will collectively own 51% of the outstanding Common Stock of the Company.

          Section 6. Optional Redemption. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount then outstanding plus accrued and unpaid interest thereon to the applicable date of redemption.

          Section 7.     Mandatory Redemption.  Except as set
forth under Sections 4.8 or 4.9 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          Section 8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in Authorized Denominations, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, provided that the Company shall have deposited with the Trustee or Paying Agent funds sufficient to redeem such Notes not later than the redemption date.

          Section 9. Change of Control. Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of a Holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following the date on which the Company has actual knowledge that a Change of Control has occurred, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Holders of Notes may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.
          Section 10. Asset Sales. If the Company consummates any Asset Sales, and when the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall make an offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          Section 11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in Authorized Denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required
(A) to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.7 of the Indenture and ending at the close of business on the day of selection; or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          Section 12.    Persons Deemed Owners.  The registered
Holder of a Note may be treated as its owner for all purposes, subject, with respect to payment of interest, to the provisions of the Indenture relating to record dates.

          Section 13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in case of a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties or assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to evidence or provide for a replacement Trustee pursuant to the Indenture.

          Section 14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends or make certain other Restricted Payments, incur additional Indebtedness or Liens, enter into transactions with Affiliates, make payments in respect of its Capital Stock or issue additional or sell Capital Stock, merge or consolidate with any other person or sell, lease, transfer or otherwise dispose of substantially all of its properties or assets or enter into sale and leaseback transactions. The limitations are subject to certain qualifications and exceptions. The Company must make quarterly reports to the Trustee regarding compliance with such limitations.

          Section 15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

          Section 16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest. By accepting a Note, each Holder, in its capacity as a Holder, agrees that it will not directly or indirectly seek to reject or support a motion to reject any of the Employment Agreements, the Consulting Agreements, the Employment Agreement Guarantees, the Fenchurch Note or the Arrangement Fee Note in the event of a Reeves Brothers Inc. bankruptcy filing.

          Section 17. Subordination of Securities. The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full and in cash of all Senior Indebtedness upon the occurrence of a Consolidation Event, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and
(c) appoints the Trustee his attorney-in- fact for any and all such purposes.

          Section 18. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          Section 19. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          Section 20.    Authentication. This Note shall not be
valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          Section 21.    Notes.  The term "Notes" refers to,
collectively, the Notes issuable under the Indenture (including any Accrued Interest Notes).

          Section 22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          Section 23.    CUSIP Numbers.  Pursuant to a
recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests for such documents and for additional information may be made to:
Reeves, Inc., 101 Merritt, 7 Corporation Park, 2nd Floor,
Norwalk, CT 06586, Attention:  Secretary.
ASSIGNMENT FORM

          To assign this Note, fill in the form below: (I) or
(we) assign and transfer this Note to

______________________________________________________________
           (Insert assignee's soc sec. or tax I.D. no.)

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________
        (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: __________________


                         Your Signature:____________________
                         (Sign exactly as your name appears on
                          the face of this Note)


Signature Guarantee:_______________________



           OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 or 4.9 of the Indenture, check the applicable box below:

               Section 4.8              Section 4.9

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.8 or 4.9 of the Indenture, state the amount you elect to have purchased:

$________________


Date: _________________       Your Signature:_________________
                              (Sign exactly as your name appears
                               on the Note)

                              Tax Identification No.:__________




Signature Guarantee: ___________________




                 [PWRWG DRAFT 3/6/98]







                         INDENTURE



               dated as of __________________, 1998


                              among


                         REEVES, INC.,

               the HYPOTHECATORS NAMED HEREIN



                             and



              FIRST TRUST NATIONAL ASSOCIATION,

                         as Trustee.

                         TABLE OF Page
INDENTURE. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I   DEFINITIONS AND INCORPORATION
BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1    Definitions . . . . . . . . . . . . . . . .1
     Section 1.2    Other Definitions . . . . . . . . . . . . 24
     Section 1.3    Incorporation by Reference of Trust
                    Indenture Act. . . . . . . . . . . . . . .25
     Section 1.4    Rules of Construction . . . . . . . . . . 25

ARTICLE II  THE NOTES. . . . . . . . . . . . . . . . . . . . .26
     Section 2.1    Form and Dating . . . . . . . . . . . . . 26
     Section 2.2    Execution and Authentication. . . . . . . 27
     Section 2.3    Registrar and Paying Agent. . . . . . . . 27
     Section 2.4    Paying Agent to Hold Money in Trust . . . 28
     Section 2.5    Holder Lists. . . . . . . . . . . . . . . 28
     Section 2.6    Transfer and Exchange . . . . . . . . . . 28
     Section 2.7    Replacement Notes . . . . . . . . . . . . 29
     Section 2.8    Outstanding Notes . . . . . . . . . . . . 29
     Section 2.9    Treasury Notes. . . . . . . . . . . . . . 30
     Section 2.10   Temporary Notes . . . . . . . . . . . . . 30
     Section 2.11   Cancellation. . . . . . . . . . . . . . . 30
     Section 2.12   Defaulted Interest. . . . . . . . . . . . 31
     Section 2.13   CUSIP Number. . . . . . . . . . . . . . . 31
     Section 2.14   Book-Entry Provisions for Global Notes. . 31
     Section 2.15   Wire Payments to Holders. . . . . . . . . 33

ARTICLE III REDEMPTION AND PREPAYMENT. . . . . . . . . . . . .33
     Section 3.1    Notices to Trustee. . . . . . . . . . . . 33
     Section 3.2    Selection of Notes to Be Redeemed . . . . 33
     Section 3.3    Notice of Redemption. . . . . . . . . . . 34
     Section 3.4    Effect of Notice of Redemption. . . . . . 35
     Section 3.5    Deposit of Redemption Price . . . . .35
     Section 3.6    Notes Redeemed in Part. . . . . . . . . . 35
     Section 3.7    Optional Redemption . . . . . . . . . . . 36
     Section 3.8    Mandatory Redemption. . . . . . . . . . . 36
     Section 3.9    Offers to Purchase by Application of
                    Excess Proceeds. . . . . . . . . . . . . .36
   ARTICLE IV  COVENANTS. . . . . . . . . . . . . . . . . . . 38
     Section 4.1    Payment of Notes. . . . . . . . . . . . . 38
     Section 4.2    Maintenance of Office or Agency . . . . . 38
     Section 4.3    Reports . . . . . . . . . . . . . . . . . 39
     Section 4.4    Compliance Certificate. . . . . . . . . . 40
     Section 4.5    Taxes . . . . . . . . . . . . . . . . . . 41
     Section 4.6    Stay, Extension and Usury Laws. . . . . . 41
     Section 4.7    Corporate Existence . . . . . . . . . . . 41
     Section 4.8    Change of Control . . . . . . . . . . . . 41
     Section 4.9    Limitation on Asset Sales . . . . . . . . 43
     Section 4.10   Limitation on Restricted Payments . . . . 45
     Section 4.11   Limitation on Incurrence of Indebtedness;
                    Issuance of Capital Stock. . . . . . . . .47
     Section 4.12   Limitation on Liens . . . . . . . . . . . 48
     Section 4.13   Limitation on Dividend and Other Payment
                    Restrictions Affecting Subsidiaries. . . .48
     Section 4.14   Limitation on Transactions with
                    Affiliates. . . . . . . . . . . . . . . . 49
     Section 4.15   Limitation on Sale and Leaseback
                    Transactions. . . . . . . . . . . . . . . 50
     Section 4.16   Compliance with Laws. . . . . . . . . . . 50
     Section 4.17   Limitation on Sale of Capital Stock of
                    Subsidiaries. . . . . . . . . . . . . . . 50
     Section 4.18   Payments for Consents . . . . . . . . . . 50
     Section 4.19   Maintenance of Properties, etc. . . . . . 51
     Section 4.20  Additional Interest. . . . . . . . . . . . 51

ARTICLE V   SUCCESSORS . . . . . . . . . . . . . . . . . . . .55
     Section 5.1    Limitation on Mergers, Consolidations and
                    Sales of Assets. . . . . . . . . . . . . .55
     Section 5.2    Successor Corporation Substituted . . . . 56

ARTICLE VI  DEFAULTS AND REMEDIES. . . . . . . . . . . . . . .56
     Section 6.1    Events of Default . . . . . . . . . . . . 56
     Section 6.2    Acceleration. . . . . . . . . . . . . . . 59
     Section 6.3    Other Remedies. . . . . . . . . . . . . . 59
     Section 6.4    Waiver of Past Events of Defaults . . . . 59
     Section 6.5    Control by Majority . . . . . . . . . . . 60
     Section 6.6    Limitation on Suits . . . . . . . . . . . 60
     Section 6.7    Rights of Holders of Notes to Receive
                    Payment. . . . . . . . . . . . . . . . . .61
     Section 6.8    Collection Suit by Trustee. . . . . . . . 61
     Section 6.9    Trustee May File Proofs of Claim. . . . . 61
     Section 6.10   Priorities. . . . . . . . . . . . . . . . 61
     Section 6.11   Undertaking for Costs . . . . . . . . . . 62
     Section 6.12   Event of Default from Willful Action. . . 62

ARTICLE VII TRUSTEE. . . . . . . . . . . . . . . . . . . . . .63
     Section 7.1    Duties of Trustee . . . . . . . . . . . . 63
     Section 7.2    Rights of Trustee . . . . . . . . . . . . 64
     Section 7.3    Individual Rights of Trustee. . . . . . . 64
     Section 7.4    Trustee's Disclaimer. . . . . . . . . . . 65
     Section 7.5    Notice of Defaults. . . . . . . . . . . . 65
     Section 7.6    Reports by Trustee to Holders of
                    the Notes . . . . . . . . . . . . . . . . 65
     Section 7.7    Compensation and Indemnity. . . . . . . . 66
     Section 7.8    Replacement of Trustee. . . . . . . . . . 67
     Section 7.9    Successor Trustee by Merger, Etc. . . . . 68
     Section 7.10   Eligibility; Disqualification . . . . . . 68
     Section 7.11   Preferential Collection of Claims
                    Against Company . . . . . . . . . . . . . 68

ARTICLE VIII     DISCHARGE OF INDENTURE. . . . . . . . . . . .68
     Section 8.1 Discharge of Indenture; Option to Effect Legal Defeasance or Covenant Defeasance . 68
     Section 8.2    Legal Defeasance and Discharge. . . . . . 69
     Section 8.3    Covenant Defeasance . . . . . . . . . . . 69
     Section 8.4    Conditions to Legal or Covenant
                    Defeasance . . . . . . . . . . . . . . . .70
     Section 8.5    Deposited Money and Government Securities
                    to be Held in Trust; Other Miscellaneous
                    Provisions . . . . . . . . . . . . . . . .71
     Section 8.6    Repayment to Company. . . . . . . . . . . 72
     Section 8.7    Reinstatement . . . . . . . . . . . . . . 72

ARTICLE IX  AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . .73
     Section 9.1    Without Consent of Holders of Notes . . . 73
     Section 9.2    With Consent of Holders of Notes. . . . . 74
     Section 9.3    Compliance with Trust Indenture Act . . . 76
     Section 9.4    Revocation and Effect of Consents . . . . 76
     Section 9.5    Notation on or Exchange of Notes. . . . . 76
     Section 9.6    Trustee to Sign Amendments, Etc.. . . . . 76

ARTICLE X   SECURITY . . . . . . . . . . . . . . . . . . . . .77
     Section 10.1   Non-Recourse Pledge Agreement.. . . . . . 77
     Section 10.2   Recording, Etc. . . . . . . . . . . . . . 77
     Section 10.3   Suits to Protect the Pledged Collateral. .78
     Section 10.4   Trustee Duties. . . . . . . . . . . . . . 79

ARTICLE XI  SUBORDINATION. . . . . . . . . . . . . . . . . . .79
     Section 11.1   Securities Subordinate to Senior
                    Indebtedness . . . . . . . . . . . . . . .79
     Section 11.2   Payment Over of Proceeds Upon
                    Dissolution, Etc. . . . . . . . . . . . . 79
     Section 11.3   Subrogation to Rights of Holders of
                    Senior Indebtedness . . . . . . . . . . . 80
     Section 11.4   Provisions Solely to Define Relative
                    Rights . . . . . . . . . . . . . . . . . .80
     Section 11.5   Trustee to Effectuate Subordination . . . 81
     Section 11.6   No Waiver of Subordination Provisions . . 81
     Section 11.7   Reliance on Judicial Order or
                    Certificate of Liquidating Agent. . . . . 82
     Section 11.8   Trustee Not Fiduciary for Holders of
                    Senior Indebtedness. . . . . . . . . . . .82
     Section 11.9 Rights of Trustee as Holder of Senior Indebtedness; Preservation of
                    Trustee's Rights . . . . . . . . . . . . .82
     Section 11.10  Article Applicable to Paying Agents . . . 83
     Section 11.11  Trust Moneys Not Subordinated . . . . . . 83
     Section 11.12  Reliance by Holders of Senior Indebtedness
                    on Subordination Provisions . . . . . . . 83

ARTICLE XII MISCELLANEOUS. . . . . . . . . . . . . . . . . . .84
     Section 12.1   Trust Indenture Act Controls. . . . . . . 84
     Section 12.2   Notices . . . . . . . . . . . . . . . . . 84
     Section 12.3   Communication by Holders of Notes
                    with Other Holders of Notes. . . . . . . .85
     Section 12.4   Certificate and Opinion as to
                    Conditions Precedent . . . . . . . . . . .85
     Section 12.5   Statements Required in Certificate
                    or Opinion . . . . . . . . . . . . . . . .86
     Section 12.6   Rules by Trustee and Agents . . . . . . . 86
     Section 12.7   Employees and Stockholders. . . . . . . . 86
     Section 12.8   Governing Law . . . . . . . . . . . . . . 87
     Section 12.9   Jurisdiction; Venue . . . . . . . . . . . 87
     Section 12.10  No Adverse Interpretation of Other
                    Agreements . . . . . . . . . . . . . . . .87
     Section 12.11  Successors. . . . . . . . . . . . . . . . 88
     Section 12.12  Severability. . . . . . . . . . . . . . . 88
     Section 12.13  Counterpart Originals . . . . . . . . . . 88
     Section 12.14  Table of Contents, Headings, Etc. . . . . 88

                    CROSS-REFERENCE TABLE*



Trust Indenture Act Section                  Indenture Section
310(a)(1). . . . . . . . . . . . . . . . . .                 7.10
   (a)(2) . . . . . . . . . . . . . . . . . .                7.10
   (a)(3) . . . . . . . . . . . . . . . . . .               N.A.
   (a)(4) . . . . . . . . . . . . . . . . . .               N.A.
   (a)(5) . . . . . . . . . . . . . . . . . .                7.10
   (b). . . . . . . . . . . . . . . . . . . .          7.08, 7.10
   (c). . . . . . . . . . . . . . . . . . . .               N.A.
311(a) . . . . . . . . . . . . . . . . . . .                 7.11
   (b). . . . . . . . . . . . . . . . . . . .                7.11
   (c). . . . . . . . . . . . . . . . . . . .               N.A.
312(a) . . . . . . . . . . . . . . . . . . .                 2.05
   (b). . . . . . . . . . . . . . . . . . . .               12.03
   (c). . . . . . . . . . . . . . . . . . . .               12.03
313(a) . . . . . . . . . . . . . . . . . . .                 7.06
   (b)(1) . . . . . . . . . . . . . . . . . .               N.A.
   (b)(2) . . . . . . . . . . . . . . . . . .                7.06
   (c). . . . . . . . . . . . . . . . . . . .         7.06, 12.02
   (d)  . . . . . . . . . . . . . . . . . . .                7.06
314(a) . . . . . . . . . . . . . . . . . . .    4.03, 4.04, 12.02
   (b). . . . . . . . . . . . . . . . . . . .               10.02
   (c)(1) . . . . . . . . . . . . . . . . . .               12.04
   (c)(2) . . . . . . . . . . . . . . . . . .               12.04
   (c)(3) . . . . . . . . . . . . . . . . . .               N.A.
   (d). . . . . . . . . . . . . . . . . . . .               10.02
   (e). . . . . . . . . . . . . . . . . . . .               12.05
   (f)  . . . . . . . . . . . . . . . . . . .               N.A.
315(a) . . . . . . . . . . . . . . . . . . . .               7.01
   (b). . . . . . . . . . . . . . . . . . . .         7.05, 12.02
   (c). . . . . . . . . . . . . . . . . . . .                7.01
   (d). . . . . . . . . . . . . . . . . . . .                7.01
   (e). . . . . . . . . . . . . . . . . . . .                6.11
316(a) (last sentence) . . . . . . . . . . . .               2.09
   (a)(1)(A). . . . . . . . . . . . . . . . .                6.05
   (a)(1)(B). . . . . . . . . . . . . . . . .                6.04
   (a)(2) . . . . . . . . . . . . . . . . . .                N.A.
   (b). . . . . . . . . . . . . . . . . . . .                6.07
   (c). . . . . . . . . . . . . . . . . . . .                2.12
317(a)(1). . . . . . . . . . . . . . . . . . .               6.08
   (a)(2) . . . . . . . . . . . . . . . . . .                6.09
   (b). . . . . . . . . . . . . . . . . . . .                2.04

318(a) . . . . . . . . . . . . . . . . . . .                12.01
   (b). . . . . . . . . . . . . . . . . . . .                N.A.
   (c). . . . . . . . . . . . . . . . . . . .               12.01


__________________
"N.A." means not applicable.
*This Cross-Reference Table is not part of the Indenture.